UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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IONA TECHNOLOGIES PLC

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IONA TECHNOLOGIES PLC
The IONA Building
Shelbourne Road, Ballsbridge
Dublin 4, Ireland

April 29, 2008

Dear Shareholder:

On behalf of the Board of Directors, I am pleased to invite you to the 2008 Annual General Meeting of IONA Technologies PLC. The meeting will be held at The Four Seasons Hotel, Ballsbridge, Dublin 4, Ireland, on Monday, September 29, 2008, at 3:00 p.m. (local Irish time). I hope that you will be able to attend the meeting.

The attached Notice of Annual General Meeting and Proxy Statement set out the business due to be considered at this meeting. Shareholders who are present at the meeting will have the opportunity to ask questions of the Board of Directors.

It is important that your views be represented whether or not you are able to attend the meeting. Please sign and date the enclosed form of proxy and return it to us in the enclosed envelope. Completion of this proxy form will not prevent you from attending and voting at the meeting if you ultimately wish to do so.

Yours sincerely,

Kevin Melia
Chairman of the Board

Directors: Seán Baker, Chris Horn (UK), Ivor Kenny, James Maikranz (US), Kevin Melia,
Bruce Ryan (US), Francesco Violante (Italy), Peter Zotto (US).
Registered Office: The IONA Building, Shelbourne Road, Ballsbridge, Dublin 4, Ireland
Registered Number: 171387

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the contents of this document or what action you should take, you should consult your stockbroker, bank manager, or other independent professional adviser. If you have sold or transferred all your Ordinary Shares in IONA Technologies PLC, please forward this document at once to the stockbroker, bank or other agent through whom the sale was affected for transmission to the purchaser.

IONA TECHNOLOGIES PLC

NOTICE OF ANNUAL GENERAL MEETING
To Be Held on September 29, 2008

NOTICE is hereby given that the Annual General Meeting (the “Annual Meeting”), of IONA Technologies PLC (the “Company”) will be held at The Four Seasons Hotel, Ballsbridge, Dublin 4, Ireland on Monday, September 29, 2008, at 3:00 p.m. (local Irish time) for the following purposes:

1. To receive and consider the consolidated financial statements of the Company for the fiscal year ended December 31, 2007 and the Reports of the Directors and Auditors thereon (Proposed Resolution No. 1).

2. To re-elect the following persons who retire by rotation pursuant to Article 80(c) of the Articles of Association of the Company and who are recommended by the Board of Directors of the Company for re-election:

Mr. Kevin Melia (Proposed Resolution No. 2(a)).
Dr. Seán Baker (Proposed Resolution No. 2(b)).
Mr. James Maikranz (Proposed Resolution No. 2(c)).

3. To authorize the Audit Committee of the Board Directors to fix the remuneration of Ernst & Young (Dublin) (the “Auditors”) and Ernst & Young LLP (Boston) (Proposed Resolution No. 3).

4. To consider, and if thought appropriate, pass the following resolution as a special resolution of the Company (Proposed Resolution No. 4):

“That:

(a) the Company and/or any subsidiary (as such expression is defined by the EC (Public Limited Companies Subsidiaries Regulations 1997) of the Company be generally authorized to make market purchases (as defined by Section 212 of the Companies Act 1990) of shares of any class of the Company on such terms and conditions and in such manner as the Directors may from time to time determine in accordance with and subject to the provisions of the Companies Act 1990 and to the restrictions and provisions set out in Article 11(e) of the Articles of Association of the Company;

(b) the re-issue price range at which any treasury shares (as defined by Section 209 of the Companies Act 1990) held by the Company may be re-issued off-market shall be the price range set out in Article 1l(f) of the Articles of Association of the Company; and

(c) the authorities hereby conferred shall expire at the close of business (local Irish time) on the earlier of the date of the next Annual General Meeting of the Company after the passing of this resolution or January 30, 2010 unless previously revoked or renewed in accordance with the provisions of the Companies Act 1990.”

The accompanying Proxy Statement contains further information with respect to these matters.

By Order of the Board of Directors,

Kevin Melia
Chairman of the Board

Date: April 29, 2008

Registered Office:

The IONA Building
Shelbourne Road
Ballsbridge
Dublin 4 Ireland

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN ORDER TO ASSURE THAT YOUR SHARES ARE VOTED. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. YOUR PROXY WILL BE AUTOMATICALLY REVOKED IF YOU VOTE IN PERSON AT THE ANNUAL MEETING.

Notes:

1.	Pursuant to Regulation 14 of the Companies Act 1990 (Uncertified Securities) Regulations 1996, the Company hereby specifies that only the holders of record of ordinary shares, par value €0.0025 per share (“Ordinary Shares”), of the Company (individually, “Member” or collectively, “Members”) whose names are registered in the Register of Members of the Company as of 3:00 p.m. on September 27, 2008 shall be entitled to attend and vote at the Annual Meeting in respect of the number of Ordinary Shares registered in their name at that time. In addition, Members on the date of the Annual Meeting are entitled to attend and vote at any adjournment of the Annual Meeting. Only Members as of the record date (or the close of business on July 18, 2008), however, will receive notice of the Annual Meeting and any adjournments thereof.

2.	A Member entitled to attend and vote at the Annual Meeting may appoint a proxy or proxies to attend, speak and vote in his, her or its place. A proxy does not have to be a Member of the Company. The form of proxy for use by Members is attached as Appendix A to this Proxy Statement. To be valid, such proxies must be lodged with the Secretary of the Company at The IONA Building, Shelbourne Road, Ballsbridge, Dublin 4, Ireland, or the Company’s Registrar at Computershare Investor Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not less than 48 hours before commencement of the Annual Meeting. In the event that the Annual Meeting is adjourned to a date that is less than seven days after the date of the Annual Meeting, proxies may be deposited with the Secretary of the Company at the commencement of the adjourned meeting.

3.	Holders of the Company’s American Depository Receipts (“ADRs”) evidencing American Depository Shares (“ADSs”) representing our Ordinary Shares may not vote at the Annual Meeting; however, Deutsche Bank Trust Company Americas (the “Depositary”), as depository for the Ordinary Shares represented by the ADSs, has the right to vote all of the Ordinary Shares represented by the ADSs, subject to certain limitations described in this Proxy Statement. For a more detailed discussion of how holders of ADRs may vote, please refer to the section titled “Voting of Ordinary Shares Underlying ADSs pursuant to the Deposit Agreement” in the Proxy Statement. The Depositary has set July 18, 2008 as the record date for the determination of holders of ADRs entitled to give instructions for the exercise of voting rights at the Annual Meeting or any adjournment of the Annual Meeting. A separate proxy card for use by holders of ADRs will be provided by the Depositary with this Proxy Statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 about our business and future financial performance. In some cases, you can identify forward-looking statements by terminology, such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “intend,” “potential,” or “continue” or the negative of such terms or other comparable terminology, although not all forward-looking statements contain such terms. Actual results may differ materially from those projected in the forward-looking statements due to various uncertainties and risks, including, without limitation, risks associated with the effects of general economic and market conditions, lessening demand in the information technology market, difficulty managing operations and difficulty in keeping pace with rapid industry, technological and market changes, as well as those described in Item 1A of Part I (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. We disclaim any obligation to update any forward-looking statements contained herein after the date of this Proxy Statement.

IONA TECHNOLOGIES PLC
The IONA Building
Shelbourne Road, Ballsbridge
Dublin 4, Ireland

PROXY STATEMENT

FOR THE ANNUAL GENERAL MEETING
To Be Held on September 29, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

Unless otherwise provided herein or required by the context, references to “we,” “us,” “our,” “the Company” or “IONA” in this Proxy Statement shall mean IONA Technologies PLC.

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of IONA Technologies PLC (the “Board of Directors”) of proxies for the Annual General Meeting of IONA (the “Annual Meeting”) to be held at The Four Seasons Hotel, Ballsbridge, Dublin 4, Ireland, on Monday, September 29, 2008, at 3:00 p.m. (local Irish time), and at any adjournments thereof, for the purposes set forth in the Notice of Annual General Meeting. This Proxy Statement, IONA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Annual Report”), IONA’s Directors’ Report and Consolidated Financial Statements for the fiscal year ended December 31, 2007, and the accompanying form of proxy are first being distributed to shareholders on or about August 8, 2008.

The Directors’ Report and Consolidated Financial Statements for the fiscal year ended December 31, 2007 have been prepared in accordance with applicable Irish law and the International Financial Reporting Standards (“IFRSs”) as adopted by the European Union, and the Company’s financial statements have been prepared in accordance with applicable Irish law and the Accounting Standards promulgated by the Accounting Standards Board and published by the Institute of Chartered Accountants in Ireland (“Generally Accepted Accounting Practice in Ireland”). The consolidated financial statements constitute the Company’s statutory accounts under Irish law and will be annexed to the Company’s annual return to be lodged with the Companies Registration Office, Dublin, Ireland.

The Annual Report includes financial data and information which has been prepared in accordance with United States generally accepted accounting principles (“US GAAP”). The financial information included in the Annual Report does not comprise full accounts within the meaning of Section 19 of the Companies (Amendment) Act 1986.

The Company’s mailing address is The IONA Building, Shelbourne Road, Ballsbridge, Dublin 4, Ireland, and its telephone number is +353-1-637-2000.

Record Date for Holders of Ordinary Shares.  Only holders of record of ordinary shares, par value €0.0025 per share (“Ordinary Shares”), of the Company (individually, “Member” and collectively, “Members”) as of the close of business on July 18, 2008, whose names are registered in the Register of Members of the Company will receive notice of the Annual Meeting and any adjournments thereof; however, Members as of 3:00 p.m. on September 27, 2008 shall be entitled to attend and vote at the Annual Meeting in respect of the number of Ordinary Shares registered in their name at such time.

Record Date for Holders of ADSs.  Deutsche Bank Trust Company Americas (the “Depositary”), as depositary under the Deposit Agreement dated as of April 26, 2004 (the “Deposit Agreement”), among the Company, the Depositary and the holders of American Depositary Receipts (“ADRs”), evidencing American Depositary Shares (“ADSs”) representing the Ordinary Shares, issued thereunder, has fixed the close of business on July 18, 2008 as the record date for the determination of holders of ADSs entitled to give instructions for the exercise of voting rights, in respect of the Ordinary Shares deposited under the Deposit Agreement, at the Annual Meeting or any adjournment or postponement thereof.

Shareholder Meetings

Irish law provides for two types of shareholder meetings, an annual general meeting and an extraordinary general meeting. An annual general meeting must be held once every calendar year within nine months of the end of the fiscal year, provided that no more than 15 months may elapse between such meetings. Extraordinary general meetings may be convened by the board of directors or at the request of shareholders holding not less than one-tenth of the paid-up capital that carries the right of voting at annual general meetings. Unless all shareholders of the Company and the Company’s independent auditors consent to shorter notice, shareholders must receive written notice of an annual general meeting or an extraordinary general meeting convened for the passing of a special resolution at least 21 clear calendar days prior to the date of such meeting, and written notice of other extraordinary general meetings at least 14 clear calendar days prior to the date of such meeting.

Quorum and Location of Annual Meeting

A quorum must be present in order to conduct any business at the Annual Meeting. Our Articles of Association provide that the presence at the Annual Meeting, either in person or by proxy, of three persons entitled to vote at such meeting, each being a Member or a proxy for a Member or a duly authorized representative of a corporate Member, constitutes a quorum for the transaction of business. We will treat Ordinary Shares represented by a properly signed and returned proxy (including holders of shares who abstain or withhold their vote with respect to one or more of the proposed resolutions to be voted on at the meeting) as present at the Annual Meeting for the purposes of determining the presence or absence of a quorum.

Under Irish law, our Annual Meeting must take place in Ireland, unless all Members entitled to attend and vote at the meeting consent in writing to the meeting being held elsewhere or a resolution providing that the meeting be held elsewhere has been passed at our previous annual general meeting.

Voting of Ordinary Shares

Generally.  Voting at the Annual Meeting is by a show of hands unless a poll (i.e., a written vote) is duly demanded. Votes may be given either in person or by proxy. Subject to the Company’s Articles of Association and to any rights or restrictions attached to any class or classes of shares, by a show of hands each Member present in person or by proxy has one vote, and on a poll each Member shall have one vote for each Ordinary Share held by such Member. Where there is a tie, whether by a show of hands or by a poll, the Chairman of the meeting is entitled to cast the deciding vote in addition to any other vote the Chairman may have. A poll may be demanded by (i) the Chairman of the meeting, (ii) at least five Members, present in person or by proxy and entitled to vote at the meeting, (iii) any Member or Members present in person or by proxy, representing not less than one-tenth of the total voting rights of all the Members entitled to vote at the meeting, or (iv) any Member or Members present in person or by proxy holding not less than one-tenth of the paid-up capital that carries the right of voting at the meeting. Under Irish law, an abstention or a vote that is “withheld” will not be counted in the calculation of the proportion of the votes “for” or “against” a proposed resolution.

A majority of votes cast is required to pass an ordinary resolution, and 75% or greater of the votes cast is required to pass a special resolution. A special resolution is required to effect certain actions, including alterations to our Memorandum or Articles of Association or changes to the name of the Company. As of March 31, 2008, there were 610 Members entitled to attend and vote at the Annual Meeting and therefore, 610 votes on a show of hands (or, if a poll is demanded, 36,514,363 votes) capable of being cast at the Annual Meeting. The number of Members entitled to attend and vote at the Annual Meeting will be equal to the total number of Members as of 3:00 p.m. on September 27, 2008. The number of votes capable of being cast at the Annual Meeting will be equal to the total number of Members on a show of hands (or, if a poll is demanded, the number of Ordinary Shares in issue) as of 3:00 p.m. on September 27, 2008.

By Proxy.  Each proxy which is properly executed and returned to the Company will be voted in the manner directed by the Member executing it or, if no directions are given, will be voted (or withheld) at the discretion of the Chairman of the Annual Meeting or any other person duly appointed as proxy by the Member. The Chairman shall abstain from voting any proxy for which voting instructions are not provided.

Any Member who executes and delivers a proxy may revoke it at any time prior to its use by (i) delivery of a written notice of such revocation, or a duly executed proxy bearing a later date to the Secretary of the Company at the address of the Company set forth above at least 48 hours before commencement of the Annual Meeting, (ii) appearing at the Annual Meeting and requesting the return of the proxy, or (iii) voting at the Annual Meeting. In accordance with the provisions of the Company’s Articles of Association, all proxies must be received by the Secretary of the Company or the registrar of the Company at least 48 hours prior to the Annual Meeting to be validly included in the tally of Ordinary Shares voted at the Annual Meeting.

Voting of Ordinary Shares Underlying ADSs pursuant to the Deposit Agreement

Generally.  Holders of ADRs evidencing ADSs representing our Ordinary Shares may not vote at the Annual Meeting; however, subject to certain limitations set forth in the Deposit Agreement, the Depositary (or more specifically its nominee, Bank of Ireland Nominees Ltd.) has the right to vote all Ordinary Shares deposited under the Deposit Agreement. The Depositary, however, is required by the Deposit Agreement to vote the Ordinary Shares deposited thereunder in accordance with the instructions of the holders of ADRs and is prohibited from exercising voting discretion with respect to such Ordinary Shares.

Notice of Annual Meeting.  As soon as practicable after receipt from the Company of the Notice of Annual General Meeting, the Depositary shall mail to the holders of ADRs as of the close of business on July 18, 2008 a notice of the Annual Meeting substantially similar to that sent to the Members indicating (a) the date, time and place of the Annual Meeting, (b) that each holder of ADRs on the close of business on July 18, 2008 will be entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary Shares represented by the ADSs evidenced by such holder’s ADRs, and (c) the manner in which such instructions must be given.

Voting of Ordinary Shares Underlying ADSs.  Upon the timely receipt of voting instructions from a holder of ADRs, the Depositary shall vote or cause to be voted the Ordinary Shares represented by the ADSs evidenced by such holder’s ADRs in accordance with such instructions. Under the Deposit Agreement, the Depository may give a discretionary proxy to a person designated by the Company to vote any Ordinary Shares deposited thereunder for which instructions were either not received or not received on time. The Depositary itself does not have the right to exercise any voting discretion with respect to Ordinary Shares deposited under the Deposit Agreement. The Company, however, has instructed the Depositary that it does not want a discretionary proxy to be given to a Company designee with respect to the matters to be voted upon at the Annual Meeting.

Solicitation of Proxies

The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual General Meeting and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees, including the Depositary in the case of the ADRs, to solicit their customers who are owners of Ordinary Shares listed of record and names of nominees, and will reimburse them for the reasonable out-of-pocket expenses of such solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees or agents of the Company.

Recommendations of the Board of Directors

The Board of Directors recommends a vote:

•	FOR the proposed resolution to receive and consider the consolidated financial statements of the Company for the fiscal year ended December 31, 2007 and the Reports of the Directors and Auditors thereon (Proposed Resolution 1);

•	FOR the three nominees listed under Proposed Resolution 2 who retire by rotation pursuant to Article 80(c) of the Articles of Association of the Company and who are recommended by the Board of Directors for re-election (Proposed Resolution 2);

•	FOR approval of the authority of the Audit Committee of the Board of Directors to fix the remuneration of Ernst & Young (Dublin) (the “Auditors”) and Ernst & Young LLP (Boston) (Proposed Resolution 3); and

•	FOR approval of the authority of the Company to purchase its own shares and set the price range for the re-issue of treasury shares off-market (Proposed Resolution 4).

PROPOSED RESOLUTION 1

RECEIVE AND CONSIDER THE CONSOLIDATED FINANCIAL STATEMENTS OF
THE COMPANY AND THE REPORTS OF DIRECTORS AND AUDITORS

At the Annual Meeting, the consolidated financial statements of the Company for the fiscal year ended December 31, 2007, together with the Reports of the Directors and Auditors thereon, will be presented and considered.

The affirmative vote of a majority of Members present at the Annual Meeting and voting thereon (or if a poll is demanded at the meeting, the holders of a majority of the Ordinary Shares represented at the Annual Meeting and voting thereon) will be necessary to approve the proposed resolution to receive and consider the consolidated financial statements of the Company for the fiscal year ended December 31, 2007 and the Reports of the Board of Directors and Auditors thereon. Please note, however, that a vote “FOR” or “AGAINST” this proposed resolution will have no effect on the approval of the consolidated financial statements of the Company for the fiscal year ended December 31, 2007 by the Board of Directors. Under Irish law, the Company is only obligated to present the financial statements to the Members at the Annual Meeting, not submit the financial statements to a vote. Therefore, the Company will have fulfilled its obligation upon such presentation regardless of whether or not this vote is passed.

Ernst & Young (Dublin) reviewed the financial statements for the fiscal year ended December 31, 2007 as part of their procedures related to their review and report on our financial statements for the fiscal year ended December 31, 2007 prepared in accordance with IFRSs and Generally Accepted Accounting Practice in Ireland. Ernst & Young LLP (Boston) audited and reported on our financial statements for the fiscal year ended December 31, 2007 prepared in accordance with US GAAP.

Representatives of Ernst & Young (Dublin) will be present at the Annual Meeting to read the Report of the independent Auditors to the Members and IONA expects that they will also be available to respond to appropriate questions.

The Board of Directors recommends that the shareholders vote FOR the proposed resolution to receive and consider the consolidated financial statements of the Company for the fiscal year ended December 31, 2007 and Reports of the Board of Directors and Auditors thereon.

PROPOSED RESOLUTION 2

ELECTION OF DIRECTORS

Nominees

Pursuant to Article 80(d) of the Company’s Articles of Association, although required to retire by rotation as directors, Messrs. Kevin Melia and James Maikranz, and Dr. Seán Baker, all being Class III Directors, are eligible for re-election. The Board of Directors recommends their re-election as Class III Directors. If re-elected as Class III Directors, each director will hold office until the Company’s 2011 annual general meeting unless they resign or are removed from office, whichever is earlier. The affirmative vote of a majority of the Members present at the Annual Meeting and voting thereon (or, if a poll is demanded at the meeting, the holders of a majority of the Ordinary Shares represented at the Annual Meeting and voting thereon) will be necessary to elect each nominee for Class III Director.

The Board of Directors is satisfied that each of the nominees for re-election (i) continues to make an effective contribution, (ii) demonstrates a commitment to his role as a director, and (iii) provides an independent and objective perspective in discharging his duties.

The Board of Directors recommends that the shareholders vote FOR the re-election of each nominee for Class III Director.

The following table sets forth (i) the nominees to be elected at the Annual Meeting, (ii) the other directors, (iii) the year such nominee or director was first elected a director, (iv) other positions at IONA currently held by each nominee or director, (v) the year each nominee’s or director’s current term will expire and (vi) each nominee’s and director’s class. Please see the section titled “Directors and Executive Officers” in this Proxy Statement for additional information concerning each of our nominees and continuing directors.

			Year Current
			Term as a	Current
		Commencement	Director will	Class of
Name	Office(s) Held	of Office	Expire(1)	Director

Nominees:
Kevin C. Melia	Non-Executive Director Chairman of the Board	May 1994 May 2003	2008	III
Seán Baker	Non-Executive Director(2)	October 2007(2)	2008	III
James D. Maikranz	Non-Executive Director	July 2001	2008	III

Class I Directors:
Christopher J. Horn	Non-Executive Director Vice-Chairman	March 1991 April 2005	2009	I
Bruce J. Ryan	Non-Executive Director	June 2006	2009	I

Class II Directors:
Peter M. Zotto	Chief Executive Officer Director	April 2005 April 2005	2010	II
Ivor Kenny	Non-Executive Director	August 1999	2010	II
Francesco Violante	Non-Executive Director	May 2001	2010	II

(1)	Unless otherwise indicated, each term will expire on the date of our annual general meeting in the calendar year listed.

(2)	Dr. Baker was an executive director of the Company from March 1991 to October 2007 when he retired from office as our Chief Corporate Scientist and became a non-executive director of IONA.

PROPOSED RESOLUTION 3

AUTHORIZATION OF AUDIT COMMITTEE TO FIX THE REMUNERATION OF
ERNST & YOUNG (DUBLIN) AND ERNST & YOUNG LLP (BOSTON)

The remuneration of Ernst & Young (Dublin) and Ernst & Young LLP (Boston) for the fiscal year ending December 31, 2008 shall be fixed by the Audit Committee of the Board of Directors. Neither Ernst & Young (Dublin) nor Ernst & Young LLP (Boston) has a relationship with the Company or with any affiliate of the Company, other than as our auditors. The affirmative vote of a majority of Members present at the Annual Meeting and voting thereon (or, if a poll is demanded at the meeting, the holders of a majority of the Ordinary Shares represented at the Annual Meeting and voting thereon) will be necessary to approve the Audit Committee’s authority to fix the remuneration of Ernst & Young (Dublin) and Ernst & Young LLP (Boston).

The Board of Directors recommends that the shareholders vote FOR approval of the Audit Committee’s authority to fix the remuneration of Ernst & Young (Dublin) and Ernst & Young LLP (Boston).

Principal Accounting Fees and Services for Fiscal Year Ended December 31, 2007

The following table shows the fees for professional and other services rendered by Ernst & Young (Dublin) to the Company during the fiscal years ended December 31, 2007 and 2006:

	Year Ended December 31,
	2007	2006
	(In thousands)

Audit Fees(1)	$1,385	$843
Audit-Related Fees(2)	23	20
Tax Fees(3)	218	212
All Other Fees(4)	1	2

Total	$1,627	$1,077

(1)	“Audit Fees” are fees billed by the auditors for professional services rendered for the audit of the annual financial statements or services that are normally provided in connection with statutory and regulatory filings or engagements, including the audit of our consolidated and annual financial statements. Audit Fees also include fees billed for statutory audits of IONA (including its subsidiaries), the provision of consents, and the review of documents filed with the U.S. Securities and Exchange Commission (the “SEC”).

(2)	“Audit-Related Fees” consist of the fees billed by the auditors for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit Fees.” Audit-Related Fees includes fees for employee benefit plan audits, consultations concerning financial accounting and reporting standards, and advisory services associated with our financial reporting.

(3)	“Tax Fees” include fees billed by the auditors for professional services rendered for tax compliance, tax advice, and tax planning. Tax fees also include fees for the review, preparation and amending of federal and local tax returns for the United States, Ireland and other foreign countries.

(4)	“All Other Fees” consist of fees for licenses for accounting research software.

Audit Committee’s Pre-approval Policies and Procedures

Our Audit Committee has adopted a pre-approval policy for audit and non-audit services which sets forth the manner in which certain proposed services to be performed by our independent auditor may be pre-approved. Under the policy, the Audit Committee annually pre-approves a catalog of specific audit and non-audit services that may be performed by our auditors in the categories of audit services, audit-related services, tax services and all other services. Our Audit Committee pre-approved 100% of the audit and non-audit services performed by our auditors in 2007 and 2006. In addition, the policy sets forth an annual budget for each specific cataloged service that may not be exceeded without obtaining separate pre-approval from the Audit Committee.

Pursuant to the policy, any proposed service not pre-approved under a catalog or any proposal to exceed the allotted budget must be submitted to the Audit Committee for approval at the next scheduled meeting of the Audit Committee. In the event that time constraints necessitate pre-approval prior to the next scheduled meeting of the Audit Committee, the Chairman of the Audit Committee has the authority to grant such pre-approval.

The Chief Financial Officer is responsible for monitoring the services of the independent auditor, determining whether such services are in compliance with the policy, and periodically reporting the results of such services to the Audit Committee. The Chief Financial Officer or any other executive officer is required to immediately report any breach of the policy to the Chairman of the Audit Committee.

PROPOSED RESOLUTION 4

AUTHORITY OF THE COMPANY TO PURCHASE ITS OWN SHARES
AND TO SET PRICE RANGE FOR RE-ISSUE OF TREASURY SHARES OFF-MARKET

At last year’s annual general meeting, our shareholders authorized the Company to purchase up to 10% of our own shares and set the price range at which treasury shares may be re-issued off-market. This authority will expire on the day of the Annual Meeting. At the Annual Meeting, we will propose to renew this authorization for an additional 18 months, or until the next annual general meeting, whichever is earlier.

The affirmative vote of 75% of the Members present at the Annual Meeting and voting thereon (or if a poll is demanded at the meeting, the holders of 75% of the Ordinary Shares represented at the Annual Meeting and voting thereon) will be necessary to approve the Company’s authority to purchase its own shares and set the price range for the re-issue of treasury shares off-market.

The Board of Directors recommends that the shareholders vote FOR approval of the authority of the Company to purchase of its own shares and set the price range for the re-issue of treasury shares off-market.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth our directors and executive officers, their ages and the positions currently held by each such person at IONA as of April 15, 2008.

Name	Age	Position

Nominees:
Kevin C. Melia†‡	60	Chairman of the Board
Seán Baker+	49	Non-Executive Director
James D. Maikranz†*+	61	Non-Executive Director

Class I Directors:
Christopher J. Horn	51	Vice Chairman of the Board
Bruce J. Ryan†‡	64	Non-Executive Director

Class II Directors:
Peter M. Zotto+	63	Chief Executive Officer and Director
Ivor Kenny*‡	78	Non-Executive Director
Francesco Violante*	57	Non-Executive Director

Other Executive Officers:
Lawrence E. Alston, Jr.	46	Vice President and General Manager, Open Source
Scott R. Devens	45	Vice President of Worldwide Sales
Christopher M. Mirabile	41	Chief Financial Officer, General Counsel and Secretary
Eric A. Newcomer	53	Chief Technology Officer

†	Member of Audit Committee

*	Member of Compensation Committee

‡	Member of Nominating and Corporate Governance Committee

+	Member of New Markets Committee

Set forth below is information with respect to (i) each nominee for Class III Director to be elected at the Annual Meeting, (ii) the Class I and II Directors, and (iii) the other executive officers.

Information With Respect to Nominees

Kevin C. Melia has served as our Chairman of the Board since May 2003 and as a non-executive director from May 1994 to May 2003. Mr. Melia served as Chairman of the Board of Manufacturers’ Services Limited, an electronics manufacturing outsourcing company from January 2002 to January 2003. From June 1994 to January 2002, Mr. Melia served as Chief Executive Officer of Manufacturers’ Services Limited. From January 1992 to June 1994, he was Chief Financial Officer of Sun Microsystems, a workstation manufacturer. In addition, from January 1993 to February 1994, Mr. Melia was President of Sun Microsystems Computer Co., a division of Sun Microsystems. Mr. Melia currently serves on the board of directors of RadiSys Corp., a U.S.-based provider of embedded advanced solutions for the communications networking and commercial systems markets, Greatbatch, Inc., a CRM and medical device manufacturer, and C&S Wholesale Grocers, Inc., a U.S.-based wholesale grocery distributor. He is also currently serving as a joint managing director of Boulder Brook Partners LLC, a U.S.-based private investment firm.

Seán Baker served as our Chief Corporate Scientist from May 2003 to October 2007 and as an executive director from March 1991 to October 2007 when he retired from office as our Chief Corporate Scientist and became a non-executive director. Dr. Baker co-founded IONA in March 1991, and served as Senior Vice President from 1991 to 1996, as Executive Vice President, Customer Services from 1996 to 1999, as Chief Scientific Officer from 1999 to November 2000, as Executive Vice President and Chief Technology Officer

from November 2000 to September 2001, and as Chief Corporate Officer from September 2001 to May 2003. From 1981 to 1994, Dr. Baker held a tenured post in the Computer Science Department at Trinity College, Dublin. Dr. Baker currently serves on the board of directors of National Digital Research Centre Limited, an Irish based technology research and innovation company. He formed and is co-director of CIO Ireland, and he is a member of the Advisory Science Council, the Executive Committee of the Irish Software Association, and the Advisory Board Irish Centre for High-End Computing. Dr. Baker also chairs the R&D Advisory Committee to the ICT Sector within ICT Ireland.

James D. Maikranz has served as a non-executive director of IONA since July 2001. Mr. Maikranz was employed by J.D. Edwards & Company, a provider of collaborative software solutions, from October 1998 to March 2001, most recently as Senior Vice President of Worldwide Sales. Prior to joining J.D. Edwards & Company, Mr. Maikranz was employed by SAP AG, a provider of e-business software solutions, from January 1992 to September 1998, most recently as Senior Vice President of Sales. Mr. Maikranz has also served in senior executive positions for Computer Application Specialists, a software company specializing in the oil and gas industry, and Info Services, a company providing human resources based software applications. Mr. Maikranz was a founder and member of the board of directors of the Chaptec Solutions Company, a management consulting firm. Mr. Maikranz has been an advisory board member for i2 Technologies, Inc., a supply chain optimization company, and currently serves on the board of directors of Servigistics, Inc., a global service parts management solutions company, Taleo Corporation (formerly known as Recruitsoft, Inc.), a provider of on demand talent management solutions, and DataSynapse, Inc., a grid computing software application company.

Information with respect to Class I Directors

Christopher J. Horn has served as our Vice Chairman of the Board of Directors since April 2005. Dr. Horn co-founded IONA in February 1991 and served as our Chief Executive Officer from the Company’s inception through May 2000, and then again from May 2003 to September 2005. Dr. Horn also served as Chairman of the Board from February 1991 to May 2003. He is best known for his development of IONA’s Orbix product. Dr. Horn received his Doctorate in Computer Science from Trinity College, Dublin. Dr. Horn currently serves as a director for the charitable organization UNICEF Ireland, UUTECH, the University of Ulster’s technology and knowledge transfer company, Cloudsmith Inc., a U.S.-based software tooling company, Sli Siar Teoranta, an Irish-based business consultancy company and LeCayla Technologies Limited, an Irish-based software billing systems company. Dr. Horn received an honorary Doctor of Science from Trinity College, Dublin and the Gold Medal for Industry from the Industry and Commerce Committee of the Royal Dublin Society in 2001.

Bruce J. Ryan has served as a non-executive director of IONA since June 2006. From November 2003 to June 2004, Mr. Ryan served as the Interim Chief Executive Officer of Silverstorm Technologies, Inc., a networking technology company. From February 1998 to November 2002, Mr. Ryan served as Executive Vice President and Chief Financial Officer of Global Knowledge Network Training LLC, a provider of information technology learning services and certifications, and from July 1994 to October 1997, he served as the Executive Vice President and Chief Financial Officer of Amdahl Corporation, a provider of information technology solutions. In addition, from 1969 to 1994, Mr. Ryan held various executive positions at Digital Equipment Corporation, including Senior Vice President of Financial Services, Senior Vice President of Industry Marketing and Vice President and Corporate Controller. Mr. Ryan also currently serves on the board of directors of UTStarcom Incorporated and KVH Industries, Inc., and is the chairman of KVH’s audit committee.

Information with respect to Class II Directors

Ivor Kenny has served as a non-executive director of IONA since August 1999. Dr. Kenny has written thirteen books on strategic leadership, for one of which he was awarded a DLitt and Outstanding Doctor of the Year. He is currently a director of the Irish-based international media group Independent News and Media PLC and chairman of its compensation committee, and Distinguished Professor of Public Policy at International Management Centres. From 1982 to November 2006, Dr. Kenny served as Senior Research Fellow at University College Dublin, where he worked with international organizations on their strategies. He was Director General of the Irish Management Institute from 1962 to 1983, Chancellor of the International

Academy of Management from 1982 to 1987, Executive-in-Residence at Indiana University in 1986 and a Fulbright Fellow at American Universities. He holds a number of distinctions and honorary doctorates and was invested a Knight Commander of the Order of St. Gregory by Pope John Paul II. He was awarded the Gold Medal of Honor of the Comité International de l’Organisation Scientifique and the First Economics Award of the Economic Development Foundation, Texas.

Francesco Violante has served as a non-executive director of IONA since May 2001. Since June 2006, Mr. Violante has served as Chief Executive Officer of the SITA Group, a Swiss-based global airline reservation systems company. Mr. Violante served as Regional Vice President of Electronic Data Systems Corp. Europe from October 2000 to May 2003. From May 2003 to June 2006, Mr. Violante served as Managing Director of SITA, Inc., and as its Senior Vice President, from October 1999 to September 2000. Mr. Violante served as Chief Information Officer of Telecom Italia SpA, an Italian telephone company, from September 1998 to October 1999. Prior to September 1998, Mr. Violante held numerous executive management positions at Compaq Corporation, Europe and Digital Equipment Corporation.

Peter M. Zotto has served as our Chief Executive Officer and a director since April 2005. Mr. Zotto served as our Chief Operating Officer from October 2003 to April 2005 and as our President from October 2004 to April 2005. Prior to joining IONA, Mr. Zotto was the Chief Executive Officer of Proteus Industries, Inc., a life sciences company, from January 2003 to August 2003. Mr. Zotto is the founder of Claright, a consulting firm specializing in providing marketing expertise to small to mid-sized companies, and served as its President from April 2001 to October 2002. From September 1999 to March 2001, Mr. Zotto was Chief Executive Officer of WBT Systems, Inc., an e-learning software company. Mr. Zotto held a number of executive management positions at Digital Equipment Corporation from 1992 though 1999, including General Manager and Vice President, Workstations Business, Vice President, European Sales and Marketing and General Manager, Systems Business Unit.

Information with respect to Other Executive Officers

Lawrence E. Alston, Jr. has served as our Vice President and General Manager of Open Source since May 2007. From January 2007 to May 2007, Mr. Alston served as our Vice President of Corporate Strategy and Product Management, and from May 2004 to January 2007, he served as our Vice President of Marketing. Prior to joining IONA, Mr. Alston served as Vice President, Products of Pantero Corporation, a U.S.-based data interoperability solutions company, from March 2003 to May 2004. Mr. Alston served as Vice President of Product Management and Strategy from 2000 to 2002 at eXcelon Corporation (formerly known as Object Design, Inc.), a U.S.-based software infrastructure, products, services and solutions company, and prior to that held various positions in product management and marketing at eXcelon Corporation from 1993 to 2000.

Scott R. Devens has served as our Vice President of Worldwide Sales since January 2008. From January 2007 to January 2008, Mr. Devens served as our Vice President of International Sales and Alliances, where he was responsible for overseeing the Company’s sales activities in Europe, the Middle East, Africa, and the Asia-Pacific Rim, and for managing strategic alliances with platform and technology providers and system integrators. He served as our Vice President of Asia-Pacific and Alliances from March 2005 to January 2007, as our Vice President of Products from March 2004 to March 2005, and as our Vice President of our CORBA Business Unit from April 2003 to March 2004. Prior to joining IONA, Mr. Devens had a 14-year tenure at Data General Corporation (now part of EMC Corporation), where he served as General Manager of Latin America among other senior management positions in finance and operations.

Christopher M. Mirabile was appointed as our Chief Financial Officer in January 2008 and has served as our General Counsel and Secretary since September 2003. Mr. Mirabile served as our Senior Counsel from 1997 to 2000 and as our Corporate Counsel from 2000 until 2003. Prior to joining IONA, Mr. Mirabile was a lawyer in the business practice group at Testa, Hurwitz & Thibeault, LLP of Boston, Massachusetts. Prior to beginning his legal practice, Mr. Mirabile was a management consultant with Price Waterhouse LLP in its Strategic Consulting Group.

Eric A. Newcomer has served as our Chief Technology Officer since April 2002. From November 1999 to March 2002, Mr. Newcomer served as our Vice President of Engineering, Web Services Integration Products.

Prior to joining IONA, Mr. Newcomer was a Senior Member of Technical Staff and Manager of the COM+ Expertise Center, Enterprise Application Server Engineering, NT Program Office, at Digital Equipment Corporation/Compaq Computer Corporation from October 1997 to October 1999. Mr. Newcomer is a co-author of Understanding SOA with Web Services published in December 2004 by Addison Wesley, author of Understanding Web Services published in May 2002 by Addison Wesley, co-author of Principles of Transaction Processing published in January 1997 by Morgan Kaufman and the author and/or co-author of numerous whitepapers and articles.

Our executive officers are appointed by the Board of Directors on an annual basis and serve until their resignation, retirement or removal, whichever is earlier.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Board of Directors has determined that Dr. Kenny and Messrs. Maikranz, Melia, Ryan and Violante are independent within the meaning of the director independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”), the NASDAQ Stock Market LLC listing standards (“NASDAQ”), and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In determining the independence of directors, the Board of Directors broadly considers all relevant facts and circumstances, including relationships, if any, set forth in this Proxy Statement under the section titled “Certain Relationships and Related Transactions.”

Board Meetings

During the fiscal year ended December 31, 2007, the Board of Directors held eight meetings. Each incumbent director attended no fewer than 75% of the board meetings held during such period. In addition, each incumbent director, other than Mr. Maikranz, attended no fewer than 75% of the meetings of the committees of the Board of Directors on which he served during such period. For the 2007 fiscal year, Mr. Maikranz attended 71% of the Audit Committee meetings and 67% of the Compensation Committee meetings held during the period in which he was a member of such committee. Mr. Maikranz was unable to participate in certain meetings due to business conflicts.

Attendance at the Annual General Meeting

Our policy is to schedule a regular meeting of the Board of Directors on the same date as our annual general meeting and, accordingly, directors are encouraged to be present at our annual general meeting as well. All of the directors attended our annual general meeting held in 2007.

Committees of the Board of Directors

The Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the New Markets Committee. The membership of each committee is listed below.

Nominating and
Audit	Compensation	Corporate Governance	New Markets

Bruce J. Ryan, Chairman	Ivor Kenny, Chairman	Kevin C. Melia, Chairman	James D. Maikranz, Chairman
James D. Maikranz	Francesco Violante	Bruce J. Ryan	Peter M. Zotto
Kevin C. Melia	James D. Maikranz	Ivor Kenny	Seán Baker

Audit Committee

During the fiscal year ended December 31, 2007, the Audit Committee held eight meetings and took no actions by unanimous written consent. This committee operates under a written charter adopted by the Board of Directors, a current copy of which is available under the corporate governance section of our website at

www.iona.com. The Audit Committee reviews with management and our auditors our financial statements, the accounting principles applied in the preparation of our financial statements, the scope of the audit, any comments made by the auditors on our financial statements and our accounting controls and procedures, our worldwide corporate compliance program, the independence of our auditors, our internal controls, our policy pertaining to related person transactions, the other matters as set forth in the committee’s charter, as adopted by the Board of Directors, and such other matters as the committee deems appropriate. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors in preparing or issuing an audit report or performing other audit, review or attest services for us and pre-approves all such audit, review or attest engagements. The Audit Committee also approves all audit and non-audit fees to be paid, and non-audit services to be performed, by our auditors and is responsible for preparing the Audit Committee Report for inclusion in this and subsequent proxy statements in accordance with applicable rules and regulations.

The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the director independence standards of NASDAQ and applicable rules of the SEC, including Rule 10A-3(b)(1) under the Exchange Act, and that each member is financially literate and has the requisite financial sophistication required by the NASD audit committee requirements. In addition, the Board of Directors has determined, in accordance with the rules of the SEC, that Mr. Ryan is an “audit committee financial expert.” Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Ryan’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Ryan any duties, obligations or liability that are greater than those that are generally imposed on other members of the Audit Committee and the Board of Directors, and designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

Compensation Committee

During the fiscal year ended December 31, 2007, the Compensation Committee held 15 meetings and took no actions by unanimous written consent. This committee operates under a written charter adopted by the Board of Directors, a current copy of which is available under the corporate governance section of our website at www.iona.com. The Compensation Committee sets our executive compensation philosophy and objectives; authorizes the retention and termination of outside advisors used for compensation matters and determines the scope of their assignments; recommends compensation for our directors, executive officers and employees; reviews and approves the goals and objectives relevant to the compensation of our executive officers and evaluates their performance, including performance relative to respective goals and objectives, as well as overall performance; monitors all general compensation programs; and reviews and recommends for inclusion in our annual proxy statement the section titled “Compensation Discussion and Analysis.” The Compensation Committee is also responsible for the administration and award of equity incentives pursuant to our equity incentive plans and administration of our 1999 Employee Share Purchase Plan.

In determining the appropriate compensation of our executive officers, the Compensation Committee uses compensation survey data from executive compensation surveys, the consulting services of Radford Surveys & Consulting (“Radford”) to provide analysis of the various components of the compensation of our executive officers against industry benchmarks, and, solely in connection with the compensation of the executive officers other than the Chief Executive Officer, the analysis and recommendations of the Chief Executive Officer. Please see the section titled “Compensation Discussion and Analysis” in this Proxy Statement for a more detailed discussion of our compensation philosophy, objectives, practices and analysis.

The Board of Directors has determined that each member of the Compensation Committee is (i) an independent director within the meaning of the director independence standards of NASDAQ and applicable rules of the SEC; (ii) a non-employee director as defined in Rule 16b-3 of the Exchange Act; and (iii) an outside director pursuant to Rule 162(m) of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of IONA or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

During the fiscal year ended December 31, 2007, the Nominating and Corporate Governance Committee held five meetings and took action by unanimous written consent four times. This committee operates under a written charter adopted by the Board of Directors, a current copy of which is available under the corporate governance section of our website at www.iona.com. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the director independence standards of NASDAQ and applicable rules of the SEC.

The Nominating and Corporate Governance Committee reviews the composition, size and organization of the Board of Directors and establishes criteria and procedures for identifying and evaluating candidates for our Board of Directors. This committee annually reviews its charter, as well as the criteria and procedures for identifying and evaluating director candidates.

The Nominating and Corporate Governance Committee identifies candidates for our Board of Directors through numerous sources, including recommendations from the other directors, the Chief Executive Officer, other executive officers, third-party search firms, shareholders or any other source it deems appropriate. This committee will evaluate all proposed director candidates in the same manner, with no regard to the source of the initial recommendation. It seeks to have available to it qualified candidates from a broad pool of individuals with a range of talents, experience, backgrounds and perspectives. This committee considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other members of the Board of Directors, and the candidate’s willingness to devote substantial time and effort to board responsibilities. At a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee meets the following minimum qualifications:

•	The nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.

•	The nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition.

•	The nominee shall be well regarded in the community and shall have a long-term reputation for high ethical and moral standards.

•	The nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve.

Based on the foregoing, the Nominating and Corporate Governance Committee makes recommendations to the Board of Directors with respect to director nominees.

Process for Shareholders to Nominate Candidates to our Board of Directors

A. Shareholders may nominate a candidate to our Board of Directors by submitting written notice of such nomination to the Secretary of the Company not later than the close of business on the seventh (7th) day nor earlier than the close of business on the forty-second (42nd) day prior to the date selected for a general meeting of the shareholders. All such shareholder nominations for director candidates must include the following information:

•	Name and address of the shareholder making the nomination, as it appears in the Register of Members of the Company, or if the shareholder is not a Member, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

•	Name, age, residential address, nationality and current principal occupation or employment of the individual nominated and particulars of any other corporate directorships, whether incorporated in Ireland or elsewhere, held by that individual or which have been held by him/her; and

•	The nominated candidate’s written consent to serve as a director if elected at such meeting.

B. In addition, shareholders who wish to submit a nomination to our Nominating and Corporate Governance Committee for its review and possible inclusion in our proxy statement for our next annual general meeting must follow the following procedures:

1. Recommendations must be submitted to the Secretary of the Company not less than 120 calendar days prior to the date on which the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting.

2. Recommendations must include the following information:

•	The name and address of record of the shareholder making the recommendation.

•	A representation that the shareholder is a record holder of the Company’s securities, or if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act.

•	The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate.

•	A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in our Nominating and Corporate Governance Committee’s charter.

•	A description of all arrangements or understandings between the shareholder and the proposed director candidate.

•	The consent of the proposed director candidate (i) to be named in the proxy statement relating to the Company’s annual general meeting and (ii) to serve as a director if elected at such annual meeting.

•	Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Our Secretary will promptly forward such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the shareholder making the nomination has complied with the minimum procedural requirements above, the Nominating and Corporate Governance Committee will evaluate such candidate for possible recommendation to our Board of Directors for candidacy to our Board of Directors.

C. All nominations pursuant to sections A and B above must be sent to the attention of the Secretary of the Company at:

IONA Technologies PLC
The IONA Building
Shelbourne Road
Ballsbridge, Dublin 4
Ireland

New Markets Committee

During the fiscal year ended December 31, 2007, the New Markets Committee held two meetings and took no action by unanimous written consent. The New Markets Committee assesses potential new strategic markets, including vertical market opportunities, potential strategic and financial partners and potential strategic market initiatives, as well as any other matters as the Board of Directors may delegate to it from time to time.

Communications with the Non-Executive Directors

The Board of Directors provides a process for our shareholders to send communications directly to our non-executive directors. Any shareholder who desires to contact the non-executive directors may do so by writing to IONA Non-Executive Directors c/o IONA Technologies PLC, The IONA Building, Shelbourne Road, Ballsbridge, Dublin 4, Ireland.

All communications received will be forwarded directly to the Nominating and Corporate Governance Committee, who will forward such communications to other non-executive directors, members of IONA’s management or such other persons as it deems appropriate. The Nominating and Corporate Governance Committee or, if appropriate, IONA’s management, will respond in a timely manner to any substantive communications from a shareholder or an interested party.

Code of Business Conduct and Ethics

It is our policy that all of our officers, directors and employees worldwide conduct our business in an honest and ethical manner and in compliance with all applicable laws and regulations. Our Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Corporate Controller. This code was filed as Exhibit 11.1 to our Annual Report on Form 20-F for the year ended December 31, 2003 and is available on our website at www.iona.com. You may also obtain a copy of our Code of Business Conduct and Ethics free of charge by contacting our Investor Relations department at our U.S. headquarters as follows: IONA Technologies, Inc., 200 West Street, Waltham, Massachusetts 02451 or 781-902-8000. This code satisfies the requirements set forth in Item 406 of Regulation S-K and applies to all relevant persons set forth therein. We intend to disclose on our website at www.iona.com amendments to, and, if applicable, waivers of, our Code of Business Conduct and Ethics.

Policies and Procedures Regarding Review, Approval or Ratification of Related Party Transactions

The Nominating and Corporate Governance Committee has adopted a written policy for the review, approval and ratification of transactions involving the Company and “related persons” (directors, director nominees, executive officers, or shareholders beneficially owning more than 5% of our Ordinary Shares, and the immediate family members of such persons). The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries was, is or will be a participant, and in which any related person had, has or will have a direct or indirect material interest.

All related person transactions are reviewed and, as appropriate, may be approved or ratified by the Nominating and Corporate Governance Committee and/or the Board of Directors. If a director is involved in the transaction, he or she may not participate in any review, approval or ratification of such transaction. Related person transactions are approved by the Nominating and Corporate Governance Committee and/or the Board of Directors only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and our shareholders, as the Nominating and Corporate Governance Committee and/or the Board of Directors determines in good faith. In the case of a transaction presented to the Nominating and Corporate Governance Committee and/or the Board of Directors for ratification, the Nominating and Corporate Governance Committee and/or the Board of Directors may ratify the transaction or determine whether rescission of the transaction is appropriate.

Certain Relationships and Related Transactions

In accordance with its charter, the Nominating and Corporate Governance Committee conducts a review of all related party transactions for potential conflict of interest situations on an ongoing basis, and, if appropriate, approves all related party transactions.

Other than compensation agreements and other arrangements which are described in the section titled “Compensation Discussion & Analysis” in this Proxy Statement, and payments made to K Capital Source Limited (“K Capital”) described below, in 2007, there was no transaction or series of similar transactions to which we were a party in which the amount involved exceeded $120,000 in which any director, executive officer, holder of 5% or more of any class of our capital stock, or any member of their immediate family had a direct or indirect material interest.

The Company engaged K Capital to provide capital market communication and advisory services in 2007 and paid K Capital $180,000 for such services. A son of Dr. Ivor Kenny, a member of our Board of Directors, was a principal of K Capital during part of 2007. Prior to December 31, 2007, Financial Dynamics Ireland Limited acquired K Capital. As a result, from and after December 31, 2007, Dr. Kenny’s son no longer has an equity interest in the company providing capital market communication and advisory services to the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this Report of the Audit Committee shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Messrs. Ryan (chairman), Maikranz and Melia. None of the members of the Audit Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. Mr. Ryan is an “audit committee financial expert” as currently defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The Audit Committee also reviewed with Ernst & Young (Dublin), the Company’s independent auditors, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with Ernst & Young (Dublin) its independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Ernst & Young (Dublin) with that firm’s independence.

The Audit Committee met with Ernst & Young (Dublin), with and without management present, to discuss the results of its examination; its evaluation of the Company’s internal controls, including internal control over financial reporting; and its assessment of the overall quality of the Company’s financial reporting.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

The Audit Committee has also evaluated the performance of Ernst & Young (Dublin), including, among other things, the amount of fees paid to Ernst & Young (Dublin) for audit and non-audit services in 2007. Information about the fees paid to Ernst & Young (Dublin) in 2007 is discussed in this Proxy Statement under “Proposed Resolution 3 — Authorization of the Audit Committee to fix the Remuneration of Ernst & Young (Dublin) and Ernst & Young LLP (Boston).”

Respectfully submitted by the Audit Committee,

Bruce J. Ryan, Chairman
James D. Maikranz
Kevin C. Melia

NAMED EXECUTIVE OFFICERS

Our named executive officers for the fiscal year ended December 31, 2007 are Peter M. Zotto, Chief Executive Officer; Robert C. McBride, Chief Financial Officer until January 31, 2008; and the other three most highly compensated executive officers: William B. McMurray, Vice President, World Wide Sales and Marketing until January 1, 2008; Lawrence E. Alston, Jr., Vice President and General Manager, Open Source; and Christopher M. Mirabile, General Counsel and Secretary. Mr. Mirabile was appointed as our Chief Financial Officer effective February 1, 2008 and retains the titles of General Counsel and Secretary. These individuals are referred to collectively in this Proxy Statement as our “Named Executive Officers.”

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) discusses our overall compensation philosophy, objectives and practices for our Named Executive Officers, with an emphasis on the analysis used to determine the total compensation of our Named Executive Officers.

Our compensation philosophy is based on a desire to balance retention of executive talent with pay for performance-based incentive compensation. Our incentive compensation programs are designed to reward our Named Executive Officers for continued service and our sustained financial and operating performance. We believe that the compensation of our Named Executive Officers should align their interests with those of our shareholders and focus their behavior on the achievement of short-term corporate targets as well as long-term business objectives and strategies. It is the responsibility of the Compensation Committee of our Board of Directors, which is comprised entirely of directors who are independent under the standards established by NASDAQ and the SEC, to establish and administer our compensation practices to ensure that these practices are competitive and include incentives designed to appropriately drive our performance.

Objectives of Our Compensation Program for Named Executive Officers

Our compensation program for our Named Executive Officers is designed to achieve the following objectives:

•	to align our executives’ interests with those of our shareholders;

•	to provide competitive compensation that attracts, motivates and retains the most talented executives of the highest caliber to help us to achieve our strategic objectives;

•	to connect a portion of the total potential compensation paid to our Named Executive Officers to our annual financial performance, or the performance of the division, region or segment of our business for which an executive has management responsibility, by tying short-term and long-term incentive compensation to corresponding financial targets; and

•	to provide management with performance goals that are directly linked to our annual plan for growth and profit.

While we generally believe that the compensation of our Named Executive Officers should reflect their success as a management team, rather than as individuals, in attaining short-term and long-term key operating objectives (such as revenue growth and gross profit improvement), as well as longer-term strategic objectives (such as product development), we also believe that individual performance and success should be rewarded. Our cash incentives are structured to reward achievement of short and long-term team, as well as and individual, performance objectives.

We also believe that the compensation of our Named Executive Officers should not be based on the short-term performance of our Ordinary Shares, whether favorable or unfavorable, but rather on our long-term operating performance. We believe that the price of our Ordinary Shares over time will reflect our long-term operating performance and, ultimately, the quality of the management of the Company by our Named

Executive Officers. Therefore, we seek to have our long-term performance reflected in our executive compensation through our equity incentive programs, which are designed to align the interests of our Named Executive Officers with those of our shareholders.

In setting compensation levels for our Named Executive Officers for the fiscal year ended December 31, 2007, the Compensation Committee considered the following factors, in addition to the benchmarking described below under “Role of Benchmarking and Compensation Consultant in Compensation Decisions:”

•	the scope and strategic impact of the Named Executive Officer’s responsibilities;

•	our past business performance and future expectations;

•	our long-term goals and strategies;

•	the performance, experience and tenure of each Named Executive Officer;

•	past salary levels of each individual and of our Named Executive Officers as a group;

•	relative levels of pay among our Named Executive Officers;

•	the total mix of compensation components; and

•	the competitiveness of the compensation packages relative to the benchmark data.

The Compensation Committee believes that our analysis of these factors, in conjunction with the benchmarking data, provides the best information to structure the compensation of our Named Executive Officers to meet our compensation objectives.

Role of Benchmarking and Compensation Consultant in Compensation Decisions

The Compensation Committee believes that the use of benchmarking data is an important factor in remaining competitive with our peers and furthering our objective of attracting, motivating and retaining highly qualified personnel. To gauge market competitiveness of our Named Executive Officer compensation, the Compensation Committee typically utilizes (i) compensation survey data from highly regarded executive compensation surveys for the software and high technology and the subscription software industries and (ii) the consulting services of Radford. For the fiscal year ended December 31, 2007, at the recommendation of the Vice-President of Human Resources, the Compensation Committee used the following surveys to review the compensation of our Named Executive Officers:

•	the Radford High Technology Executive Survey, a survey of software companies with revenues between $40 million and $199 million;

•	the Radford High Technology Executive Survey, a survey of high technology companies with revenues between $50 million and $199 million; and

•	the Culpepper Executive Survey, a survey of software companies with revenues between $50 million and $199 million.

The Compensation Committee believes that the practices of the companies within these industries and revenue ranges provide us with the appropriate compensation benchmarks because these companies have similar organizational structures and tend to compete with us to attract executives and other employees. The Compensation Committee, with the assistance of our Vice President of Human Resources, annually reassesses the relevance of these surveys and makes appropriate changes as necessary.

Role of the Chief Executive Officer in Compensation Decisions

The Compensation Committee, which is comprised entirely of directors who are independent under the standards established by NASDAQ and the SEC, determines the compensation packages for all of our Named Executive Officers. In determining the appropriate compensation for our Named Executive Officers other than the Chief Executive Officer, the Compensation Committee will meet with our Chief Executive Officer and our Vice-President of Human Resources to review the analysis provided by Radford, and determine the appropriate compensation of such executive officers. Our Chief Executive Officer does not participate in any discussions concerning his own compensation.

In the first quarter of each year, our Chief Executive Officer will meet with each executive officer to establish such officer’s performance objectives for the current fiscal year and evaluate the performance of each executive officer against such officer’s performance objectives from the prior fiscal year. Performance objectives are generally aligned to (i) IONA’s operating plan as approved by the Board of Directors, (ii) the performance objectives approved by the Compensation Committee for the Chief Executive Officer, and (iii) individual goals. Using the results of these performance assessments, combined with the results from the compensation benchmarking process, our Chief Executive Officer, with information provided by our Vice-President of Human Resources, makes recommendations to the Compensation Committee regarding the base salaries, variable compensation components, and long term incentive equity awards for the other Named Executive Officers. The Compensation Committee then carefully considers these recommendations when setting the overall compensation for each Named Executive Officer for the next fiscal year.

In addition to his recommendations, but subject to compensation parameters approved by the Compensation Committee, our Chief Executive Officer has the discretion to set certain management by objective targets for certain bonus awards to our executive officers under our Senior Management Team Bonus Plan. These bonuses are generally accretive to any incentive award established by the Compensation Committee and the targets are generally aligned to IONA’s operating plan and goals for the Chief Executive Officer as approved by the Board of Directors.

Elements of Compensation

Our executive compensation program consists of three primary elements: base salary, cash incentives and long-term equity incentives, primarily in the form of share options and performance based phantom share unit awards. Our Named Executive Officers are also eligible for certain benefits offered to employees generally, including life, health, disability and dental insurance, as well as the right to participate in our 401(k) plan. Our Named Executive Officers are generally “at will” employees, except for our Chief Executive Officer, who has a three-year employment contract that is discussed in more detail under the section titled “Potential Benefits Upon Termination or Change in Control” of this Proxy Statement. In addition, we entered into change in control agreements with our Named Executive Officers, and have a change in control plan for our non-executive directors, both of which provide severance and other benefits to our Named Executive Officers and directors in the event of a change in control of the Company, and are discussed in more detail in this CD&A.

•	Base Salary: We provide an annual salary to each Named Executive Officer as an economic consideration for each person’s level of responsibility, expertise, skills, knowledge and experience, as well as the length of time with the Company.

•	Variable Cash Compensation: Cash bonuses are part of our variable compensation and are used for short-term incentives. We have three forms of awards:

Type of Award	Performance Period	Performance Criteria

Annual Cash Bonus	1 year	Based on our revenue and operating income targets and individual performance metrics
Annual Sales Commission	1 year	Based on our revenue targets
Discretionary Cash Bonus	Discretionary	Based on individual performance

•	Equity Incentives: Under our 2006 Share Incentive Plan, we may award both incentive and non-qualified share options, share appreciation rights, restricted share awards, unrestricted share awards, performance based phantom share units and other performance based awards to our Named Executive Officers and directors. To date, the Compensation Committee has awarded only share options and phantom share units to our Named Executive Officers as a form of variable compensation that provides incentives to build long-term shareholder value, to align the interests of our Named Executive Officers and shareholders, and to retain our Named Executive Officers through what we hope will be long-term wealth creation in the value of their share options or phantom share units through potential share price appreciation above the exercise or grant price of the options or phantom share units, respectively. The amount of any income earned is dependent upon and varies with the share price over the vesting term. Our ability to award other types of long-term equity incentives other than share options became available in 2006 after the adoption of the 2006 Share Incentive Plan. Since that time, the Compensation Committee has decided that performance based phantom share units should represent a proportion of the long term incentives granted to Named Executive Officers because it believes that this type of award provides the best tool available to the Company to link performance criteria to long-term equity incentives. The SEC requires that we report the estimated fair value of our share option grants in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” in this Proxy Statement in accordance with Financial Accounting Standard No. 123R for accounting purposes. At the time of grant, our share options have no intrinsic value and the amounts disclosed in the tables for accounting purposes do not reflect whether the executive officer has or will realize a financial benefit from the share option awards. Actual value realized for fiscal year 2007 upon the exercise of share options or the vesting of phantom share units is identified in the “Option Exercises and Stock Vested Table” of this Proxy Statement.

•	Employee Share Purchase Plan: Our 1999 Employee Share Purchase Plan is a tax-qualified, voluntary employee share purchase plan, available to all employees, including our Named Executive Officers. Under this plan, our employees may purchase shares for 85% of the lower of: (1) the fair market value on the first day of the six-month offering period or (2) the fair market value on the last day of the six-month offering period. The 1999 Employee Share Purchase Plan encourages long-term share ownership and helps to align employee and shareholder interests on a cost- and tax-effective basis. Under the plan each employee may purchase a maximum of 1,000 shares in each six-month offering period.

•	401(k) Plan: We offer a tax-qualified 401(k) plan to all U.S. domestic employees, including our Named Executive Officers. We match employee contributions up to a maximum of $6,600 in order to encourage employee participation.

•	Health and Welfare Programs: We offer all U.S. domestic employees, including our Named Executive Officers, health, dental and vision insurance.

•	Insurance: We provide company-paid life insurance to all U.S. domestic employees, including our Named Executive Officers, equal to annual salary subject to a minimum of $50,000 and maximum of $300,000.

•	Vacation: We also offer a vacation program to all employees, including our Named Executive Officers, that is consistent with competitive practices in our industry. The vacation accrual rate varies with the Named Executive Officer’s length of service to the Company.

•	Potential Benefits Upon a Change in Control: We have entered into change in control agreements, as amended, with each of our Named Executive Officers and have a change in control plan for non-executive directors, as amended, which provide for certain benefits upon a change in control of the Company. See the section titled “Potential Benefits Upon Termination of Employment or a “Change in Control”’ in this Proxy Statement for a more detailed discussion of such benefits.

•	Severance Benefits: We do not have a pre-defined severance policy for the involuntary termination of our employees. Except as may be set forth in any employment or change in control agreements, no Named Executive Officer is entitled to receive any severance upon his/her involuntary termination. In addition, generally upon the involuntary termination of employment, a Named Executive Officer will have 30 days to exercise the vested portion of any share options he/she may hold. However, this period is extended to one year in the case of termination of employment as a result of a Named Executive Officer’s disability, death or retirement. Except in the case of death, in each of these circumstances, all unvested options automatically expire. In the case of death, all unvested options accelerate and become fully exercisable for the remainder of the option term. Further, in the event of an involuntary “for cause” termination, all unvested and vested share options automatically expire.

Share Incentive Plans

The following is a brief description of each of our share option plans under which our Named Executive Officers have been granted equity incentives.

2006 Share Incentive Plan

On May 10, 2006, the Board of Directors adopted our 2006 Share Incentive Plan and on August 24, 2006, it was approved by our shareholders. The 2006 Share Incentive Plan replaces the Company’s 1997 Share Option Scheme and 1997 Director Share Option Scheme, both of which have been terminated and no additional options may be granted thereunder.

Certain features of the 2006 Share Incentive Plan include:

•	The exercise price per share for the shares covered by a share option granted pursuant to the 2006 Share Incentive Plan may not be less than 100% of the fair market value of our Ordinary Shares on the date of grant. In the case of an incentive share option that is granted to employee holding more than 10% of our total combined voting power at the time of the grant, the exercise price of such incentive share option may be not less than 110% of the fair market value of our Ordinary Shares on the date of grant. Further, share options granted under the 2006 Share Incentive Plan expire ten years from the date of grant or five years from the date of grant in the case of an incentive share option granted to an employee holding more than 10% of our total combined voting power at the time of the grant.

•	The maximum number of shares that may be issued under the 2006 Share Incentive Plan is the sum of (i) 4,000,000 Ordinary Shares, plus (ii) shares subject to awards outstanding under the 1997 Share Option Scheme and 1997 Director Share Option Scheme that are subsequently forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of shares or otherwise terminated (other than by exercise).

•	No more than 25% of shares issued under the 2006 Share Incentive Plan may be awarded as incentive options. Each share subject to unrestricted share awards, restricted share awards or phantom share units will be considered to be the equivalent of 1.5 shares subject to a share option for purposes of calculating the maximum share limit.

In the Compensation Committee’s discretion, awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a change in control. In addition, in the event of a change in control of the Company in which our shareholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding share options and share appreciation rights equal to the difference between the per share cash consideration and the exercise price of the share options or share appreciation rights.

1997 Director Share Option Scheme

All share options granted under the 1997 Director Share Option Scheme automatically accelerate and become exercisable in full in the event the option holder’s service on our Board of Directors ceases by reason of his death or permanent disability or in the event of a change in control of IONA.

1999 Employee Share Purchase Plan

In 1999, the Company established a qualified Employee Share Purchase Plan. In 2003, the Board of Directors and shareholders approved an amendment to the 1999 Employee Share Purchase Plan to increase the number of our Ordinary Shares issuable under the plan to 2,000,000. All of the Company’s employees and employees of the Company’s participating subsidiaries who are employed full-time on the first and last business day of any payment period (a six-month period commencing February 1 and August 1 and ending July 31 and January 31, respectively, in each year) and have worked for more than five months in any calendar year are eligible to participate. The purchase price per Ordinary Share for each payment period is the lesser of

(i) 85% of the average market price of our ADSs on the first business day of the payment period and (ii) 85% of the average market price of our ADSs on the last business day of the payment period. In each payment period, an employee may authorize payroll deductions in an amount not less than 1% but not more than 10% of the employee’s salary for participation in the 1999 Employee Share Purchase Plan. Rights under the 1999 Employee Share Purchase Plan terminate upon the happening of certain specified events including retirement, resignation and death.

Senior Management Team Bonus Plan

The Senior Management Team Bonus Plan provides for annual target bonus amounts for our executive officers, including our Named Executive Officers, based upon the attainment of performance targets that are established by the Compensation Committee for the relevant fiscal year, and relate to financial metrics with respect to the Company or any of its subsidiaries, including, but not limited to, the following: revenue, operating income and specific strategic operational goals for the relevant fiscal year. The plan also provides that each Named Executive Officer who is eligible to receive a bonus under the plan shall have a targeted bonus opportunity for each performance period. Pursuant to the plan, performance goals are measured at the end of each performance period after the Company’s financial reports have been released.

Impact of Tax and Accounting on Compensation Decisions

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by us.

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under FAS 123(R), grants of share options and restricted share units result in an accounting charge for us equal to the grant date fair value of those securities. For restricted share units, the accounting cost is generally equal to the fair market value of the underlying shares of common stock on the date of the award. The cost is then amortized over the requisite service period. With respect to share options, we calculate the grant date fair value based on the Black-Scholes formula with an adjustment for possible forfeitures and amortize that value as compensation expense over the vesting period.

Section 162(m) of the Internal Revenue Code does not permit publicly traded companies to take income tax deductions for compensation paid to the Chief Executive Officer and certain other executive officers to the extent that compensation exceeds $1 million per officer in any taxable year and does not otherwise qualify as performance-based compensation. The Compensation Committee considers steps that might be in the Company’s best interests to minimize the impact of Section 162(m) of the Internal Revenue Code. However, in establishing the cash and equity incentive compensation programs for our Named Executive Officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Internal Revenue Code.

Compensation Mix

When making compensation decisions, the Compensation Committee analyzes summaries prepared by Radford of the prior year’s base salary, short-term incentives and long-term incentives for each Named Executive Officer. The summaries present the dollar amount of the following components of the Named Executive Officer’s compensation: base salary, target cash bonuses versus actual cash bonuses earned, and the value of outstanding equity awards. In addition, Radford provides analysis of the various components of the compensation of our Named Executive Officers against industry benchmarks. Taking into account the recommendations provided by the Chief Executive Officer, the Compensation Committee then considers the appropriate compensation mix as between base and variable compensation for each Named Executive Officer.

In 2007, between 20% and 40% of the total compensation for our Named Executive Officers, other than the Vice-President of Worldwide Sales and Marketing, was represented by variable compensation. In 2007, 60% of the total compensation for the Vice-President of Worldwide Sales and Marketing was represented by variable compensation. The Compensation Committee believes that this compensation mix was required in order motivate and retain our Named Executive Officers in an extremely competitive environment.

Base Salary

The Compensation Committee believes that our Named Executive Officers, including our Chief Executive Officer, are paid salaries in line with their responsibilities, expertise, skills, knowledge and experience. The Compensation Committee targets base salaries for each of our Named Executive Officers at between the market median (50th percentile) and upper quartile (75th percentile) for the software and high technology industries, as identified in the compensation surveys described above. We believe that this target enables us to attract, motivate and retain our leadership team in an extremely competitive environment. In general, the salaries of our Named Executive Officers are reviewed on an annual basis.

Mr. Zotto’s base salary for the 2007 fiscal year was $375,000 (which amount reflects the annualized dollar amount of Mr. Zotto’s base salary based on an April 1st start date of his employment contract with the Company). The Compensation Committee determined the amount of the Chief Executive Officer’s base salary based on the following factors: (i) the Company’s strong financial performance for the 2006 fiscal year, (ii) the positive evaluation by the Board of Directors of his overall performance in the 2006 fiscal year, (iii) the operating plan and goals set for him by the Board of Directors for the 2007 fiscal year; and the Compensation Committee’s assessment that his base salary for the 2006 fiscal year was below the market median salary for chief executive officers of software companies with revenues in the range of $40 million to $199 million, as identified in the compensation surveys described above. The Compensation Committee believed that in order to retain Mr. Zotto, it was appropriate to position his base salary between the market median (50th percentile) and upper quartile (75th percentile) for the software and high technology industries, as identified in the compensation surveys described above.

The base salaries for our other Named Executive Officers were determined by the Compensation Committee after considering (i) their then current base salary level, (ii) benchmark salary information; (iii) the Company’s strong financial performance for the 2006 fiscal year, (iv) their individual performance assessments for the 2006 fiscal year; (v) salary recommendations from our Chief Executive Officer, and (vi) the amount of base salary as a component of total compensation. The Compensation Committee also took into account the competitive environment for attracting and retaining executives for similar positions in the software industry. The Compensation Committee determined that although the Company has a strong financial performance in the 2006 fiscal year, the base salaries for each of these Named Executive Officers were competitive at between the market median (50th percentile) and upper quartile (75th percentile) in the software and high technology industries, as identified in the compensation surveys described above, and therefore did not need to be changed for the 2007 fiscal year from the levels established for the 2006 fiscal year. For the fiscal years 2006 and 2007, the base salaries for our Named Executive Officers were:

	Base Salary ($)
Name	2006	2007

Peter M. Zotto(1)	350,000	375,000
Robert C. McBride	250,000	250,000
William B. McMurray	300,000	300,000
Lawrence E. Alston Jr.	252,000	252,000
Christopher M. Mirabile	260,000	260,000

(1)	Represents the annualized dollar amount of Mr. Zotto’s base salary based on an April 1st start date of his employment contract with the Company.

Variable Cash Compensation

The Compensation Committee believes that some portion of overall cash compensation for executive officers should be “at risk,” or contingent upon successful implementation of the Company’s overall strategy. For the 2007 fiscal year, pursuant to the Senior Management Team Bonus Plan, the Compensation Committee established a bonus program for our senior management team (the “2007 Senior Management Team Bonus Program”), including our Named Executive Officers other than our Named Executive Officers who were covered by a sales commission plan. Mr. McMurray, and for part of the year, Mr. Alston, were not eligible to receive a bonus under this program because they were covered by a sales commission plan. Mr. Alston was eligible to participate in the program only for that portion of the year where he did not have a sales commission plan. The annual target cash bonus amounts for the participants under this program were aimed to be between the market median (50th percentile) and upper quartile (75th percentile) of bonuses awarded to executive officers in the software and high technology industries, as identified in the compensation surveys described above. The 2007 fiscal year annual target bonus amounts, as well as amounts actually paid, for the participants were:

	2007 Senior Management Team Bonus Program
	2007	2007
	Target Bonus	Bonus
Name	Amount ($)	Paid ($)

Peter M. Zotto	250,000	—
Robert C. McBride	100,000	—
Lawrence E. Alston Jr.	42,000	—
Christopher M. Mirabile	75,000	—	(1)

(1)	Mr. Mirabile was awarded a $25,500 discretionary bonus in connection with his work on two acquisitions completed by the Company in 2007.

For purposes of the 2007 Senior Management Team Bonus Program, the financial performance of our Company for the 2007 fiscal year was measured quarterly based on the achievement of certain revenue and operating income targets, and individual performance criteria was based on each individual’s area of responsibility. Although the Compensation Committee structured the program so that Company and individual performance criteria were weighted equally in order to stress the importance of both group and individual performance, a performance threshold based upon the attainment of certain Company performance targets was established. In cases where the Company fails to meet the overall Company performance metrics, no bonuses would be awarded. The Company performance metrics and bonus amounts were evaluated as follows:

•	A matrix was created for the 2007 fiscal year based on the 2007 operating plan approved by the Board of Directors. The x axis contained Company revenue targets and the y axis contained Company operating income targets.

•	The threshold revenue target for the 2007 fiscal year was $80.0 million and the threshold operating income target for the 2007 fiscal year was $4.0 million. The target revenue for the 2007 fiscal year was $85.0 million and the target operating income for the 2007 fiscal year was $8.5 million.

•	If the threshold Company revenue and operating income targets were met, depending on the Company’s performance on a sliding scale between the threshold and target revenue and operating income targets, participants would be eligible for between 25% and 100% of their target bonus amount. However, failure of the Company to meet either the threshold revenue target or the threshold operating income target would result in each participant being ineligible to receive any bonus. Participants were eligible to receive bonuses in excess of their bonus target amounts if the Company’s revenue and operating income exceeded the targets. Amounts awarded would have been determined at the discretion of the Compensation Committee.

•	Participants were eligible for only 40% of their total annual target bonus for the first half of the 2007 fiscal year. Participants were eligible for the remaining 60% of their total annual target bonus and any overachievement amount for the second half of the 2007 fiscal year.

The threshold Company revenue or operating income targets for the 2007 fiscal year, as determined under the 2007 Senior Management Team Bonus Program, were not met, and therefore, no bonuses were awarded. However, based on the recommendation of our Chief Executive Officer, the Compensation Committee decided to award a $25,500 discretionary bonus to Mr. Mirabile in connection with his work in 2007 related to the acquisitions of two companies, Century 24 Solutions Limited and Logicblaze, Inc.

The Compensation Committee also established a sales commission program for Mr. McMurray based on our 2007 operating plan, which paid sales commissions based on the achievement of global quarterly and annual revenue quotas for the 2007 fiscal year. The quotas were set for global product, consulting, training and support revenues based on the overall Company revenue target of $85.0 million, as outlined in our 2007 operating plan as approved by the Board of Directors. Within parameters set by the Compensation Committee, our Chief Executive Officer established the matrix pursuant to which Company’s actual results were measured and commissions paid. For the 2007 fiscal year, Mr. McMurray’s target bonus amount was $250,000. If Company revenue targets were achieved for each of these categories, then Mr. McMurray would receive 100% of his target bonus amount. If actual aggregate revenue was greater than the total quota amount, then Mr. McMurray was eligible to receive a bonus in excess of the $250,000 target. Any excess amount awarded was determined by the Compensation Committee in its discretion. Mr. McMurray was paid $197,509 under this program.

In addition to his sales commission program and in accordance with the discretion afforded to our Chief Executive Officer under the 2007 Senior Management Team Bonus Program, our Chief Executive Officer established an additional management by objectives (“MBO”) bonus opportunity of $210,000 for Mr. McMurray in order to incentivize him to exceed the quarterly revenue targets set forth in his sales commission program. For each quarter where revenues exceeded the target by a certain percentage, Mr. McMurray had the opportunity to earn the following bonus amounts: $35,000 for the first quarter, $70,000 for the second quarter, $70,000 for the third quarter, and $35,000 for the fourth quarter. The quarterly bonus opportunities are cumulative such that bonus amounts for quarters where revenue targets were missed were eligible to be awarded if the revenue target in a future quarter was overachieved such that the aggregate of the quarterly revenue targets to that date were achieved. Mr. McMurray was awarded $175,000 of the entire $210,000 opportunity.

The Compensation Committee also established a bonus program for Mr. Alston based on our 2007 operating plan, which paid sales commissions based on the achievement of global quarterly and annual billing goals for the 2007 fiscal year. Billing goals were established for our open source business against which actual results were measured and commission awarded. For the 2007 fiscal year, Mr. Alston’s target bonus amount was $63,000. If the Company’s billing goals were achieved, then Mr. Alston would receive 100% of his target bonus amount. If the actual billings were greater than the goal assigned, then Mr. Alston was eligible to receive a bonus in excess of the $63,000 target. Mr. Alston was paid $63,000 under this program.

Equity Incentives

In the 2007 fiscal year, the Compensation Committee awarded two types of long-term equity incentives to our Named Executive Officers — share options and phantom share units. The Compensation Committee believed that the granting of these long-term equity incentives was necessary in order motivate and retain our Named Executive Officers in an extremely competitive environment. In prior years, all of our long-term equity incentives were structured as share options that vested over time. Based on industry analysis and consultation with Radford, the Compensation Committee decided that a portion of the long-term equity incentives awarded to our Named Executive Officers should be contingent upon the successful achievement of certain Company performance criteria. Therefore, the Compensation Committee decided to grant a combination of share options and performance-based phantom share units to our Named Executive Officers.

In February 2007, the Compensation Committee awarded the following share options to our Named Executive Officers:

	Share Options
	Number of	Exercise
	Shares Subject	Price per
Name	to Option	Share ($)

Peter M. Zotto	75,000	5.33
Robert C. McBride	—	—
William B. McMurray	30,000	5.33
Lawrence E. Alston Jr.	25,000	5.33
Christopher M. Mirabile	25,000	5.33

In addition, in February 2007, the Compensation Committee awarded phantom share units to our Named Executive Officers. These phantom share units had two requirements for vesting: (i) the satisfaction of certain Company performance-based objectives and (ii) the passage of time. The Compensation Committee aligned the Company performance metrics to be the same as the metrics used for the 2007 Senior Management Bonus Program. The Company performance metrics and the number of phantom share units that could vest is as follows:

•	A matrix was created for the 2007 fiscal year based on the 2007 operating plan approved by the Board of Directors. The x axis contained Company revenue targets and the y axis contained Company operating income targets.

•	The threshold revenue target for the 2007 fiscal year was $80.0 million and the threshold operating income target for the 2007 fiscal year was $4.0 million. The target revenue for the 2007 fiscal year was $85.0 million and the target operating income for the 2007 fiscal year was $8.5 million.

•	If the threshold Company revenue and operating income targets were met, depending on the Company’s performance on a sliding scale between the threshold and target revenue and operating income targets, between 30% and 100% of an award would vest over time from the date of grant. If the target revenue and operating income targets were exceeded, depending on the Company’s total performance on a sliding scale, up to a maximum of 120% of an award would vest over time from the date of grant. However, if the Company failed to meet either the threshold revenue target or the threshold operating income target, the phantom share units would automatically expire.

•	The purchase price per share upon the vesting of the phantom share units is €0.0025 or par value per share.

The following table sets forth the number of phantom share units that (i) could have been earned by each Named Executive Officer if (A) the threshold and target performance objectives were achieved and (B) the maximum number of units were awarded, and (ii) were earned. As set forth in the “Grants of Plan-Based Awards Table” in this Proxy Statement, the threshold Company revenue and operating income targets for the 2007 fiscal year were not met and therefore, no phantom share units were eligible to vest and all of the units automatically expired.

	Phantom Share Units Granted
	Under 2006 Share Incentive Plan
	Threshold	Target	Maximum	Number of
	Number of	Number of	Number of	Phantom
	Phantom	Phantom	Phantom	Share Units
Name	Share Units	Share Units	Share Units	Earned

Peter M. Zotto	12,450	41,450	49,800	—
Robert C. McBride	9,900	33,000	39,600	—
William B. McMurray(1)	12,450	41,500	49,800	—
Lawrence E. Alston Jr.	4,200	14,000	16,800	—
Christopher M. Mirabile	4,200	14,000	16,800	—

(1)	Represents the aggregate number of phantom share units that Mr. McMurray was eligible to receive.

Executive Compensation Summary

The following table sets forth summary compensation information for our Named Executive Officers for the fiscal year ended December 31, 2007.

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Share	Option	Incentive Plan	Compensation	All Other
Name and Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Position	Year(1)	($)	($)	($)(2)	($)(3)	($)	($)	($)		($)

Peter M. Zotto	2007	368,750	—	—	492,244	—	—	11,011	(4)	872,005
Chief Executive Officer
Robert C. McBride	2007	250,000	—	—	230,000	—	—	7,011	(4)	487,011
Chief Financial Officer
William B. McMurray	2007	300,000	—	—	281,025	372,509 (5)	—	39,847	(4)	993,381
Vice-President,
Worldwide Sales and Marketing
Lawrence E. Alston, Jr.	2007	252,000	—	—	222,975	63,000 (6)	—	7,011	(4)	544,986
Vice-President and General Manager, Open Source
Christopher M. Mirabile	2007	260,000	25,500 (7)	—	145,185	—	—	7,011	(4)	437,696
General Counsel

(1)	The fiscal year in this column refers to the fiscal year ended December 31, 2007.

(2)	No share awards were granted in 2007 to our Named Executive Officers.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R for fiscal year 2007 for share option awards granted to each of our Named Executive Officers in fiscal year 2007 as well as in prior fiscal years, and does not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising share options). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No share option awards were forfeited by any of our Named Executive Officers in fiscal year 2007. There can be no assurance that the FAS 123R amount will ever be realized. For additional information, see the notes to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. For information on the valuation assumptions for grants made prior to fiscal year 2007, see the notes in our financial statements in our Annual Report on Form 20-F for the respective year. See the “Grants of Plan-Based Awards Table” in this Proxy Statement for information on share option awards granted in fiscal year 2007.

(4)	Represents:

	Matching	Reimbursement
	Contribution	for Long-Term
	Under Our	Disability
	401(k) Plan	Insurance	Other		Total
Name	($)	($)	($)		($)

Peter M. Zotto	6,600	411	4,000	(a)	11,011
Robert C. McBride	6,600	411	—		7,011
William B. McMurray	6,600	411	32,836	(b)	39,847
Lawrence E. Alston, Jr.	6,600	411	—		7,011
Christopher M. Mirabile	6,600	411	—		7,011

(a)	Represents a payment to Mr. Zotto in lieu of his participation in the Company’s health, vision and dental insurance plans.

(b)	Represents a payment to Mr. McMurray to cover income taxes incurred by him in the United Kingdom in 2004.

(5)	Represents the aggregate payments made to Mr. McMurray pursuant to his sales commission and MBO bonus programs described above under the section titled “Variable Cash Compensation.”

(6)	Represents a payment of $63,000 pursuant to Mr. Alston’s sales commission program described above under the section titled “Variable Cash Compensation.”

(7)	Represents a discretionary bonus awarded under the 2007 Senior Management Team Bonus Program.

Grants of Plan-Based Awards in 2007

The following table sets forth information about grants of plan-based awards during the fiscal year ended December 31, 2007 to our Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS

									All other			Grant
								All other	Option			Date
								Share	Awards:	Exercise	Closing	Fair
								Awards:	Number of	or Base	Market	Value of
					Estimated Future Payouts			Number of	Securities	Price of	Price on	Shares
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Under Equity Incentive Plan Awards(3)			Shares	Underlying	Option	Grant	and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options(4)	Awards(5)	Date(5)	Option
Name	Date(1)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)	Awards(6)

Peter M. Zotto	—	62,500	250,000	(7)	—	—	—	—	—	—	—	—
	2/12/2007	—	—	—	—	—	—	—	75,000	5.33	5.35	216,000
	2/12/2007	—	—	—	12,450	41,500	49,800	—	—	—	—	—
Robert C. McBride	—	25,000	100,000	(7)	—	—	—	—	—	—	—	—
	2/12/2007	—	—	—	9,900	33,000	39,600	—	—	—	—	—
William B. McMurray	—	—	250,000	(8)	—	—	—	—	—	—	—	—
	—	—	210,000	(9)	—	—	—	—	—	—	—	—
	2/12/2007	—	—	—	—	—	—	—	30,000	5.33	5.35	86,400
	2/12/2007	—	—	—	4,950	16,500	19,800	—	—	—	—	—
	6/13/2007	—	—	—	7,500	25,000	30,000	—	—	—	—	—
Lawrence E. Alston, Jr.	—	10,500	42,000	(7)	—	—	—	—	—	—	—	—
	—	—	63,000	(8)	—	—	—	—	—	—	—	—
	2/12/2007	—	—	—	—	—	—	—	25,000	5.33	5.35	72,000
	2/12/2007	—	—	—	4,200	14,000	16,800	—	—	—	—	—
Christopher M. Mirabile	—	13,000	52,000	(7)	—	—	—	—	—	—	—	—
	2/12/2007	—	—	—	—	—	—	—	25,000	5.33	5.35	72,000
	2/12/2007	—	—	—	4,200	14,000	16,800	—	—	—	—	—

(1)	The grant date refers to the date of grant for each equity-based award reported in the table.

(2)	Our non-equity incentive plan consists of the 2007 Senior Management Team Bonus Program. The actual amounts realized with respect to the non-equity incentive plan awards are reported in the “Summary Compensation Table” in this Proxy Statement, under the Bonus and Non-Equity Incentive Plan Compensation columns.

(3)	Represents phantom share units awarded under our 2006 Share Incentive Plan. The numbers in the table above represent the threshold, target and maximum number of shares that could have vested over a three year period in accordance with the following schedule if the target performance-based Company objectives for the fiscal year ended December 31, 2007 had been achieved: 25% on January 1, 2008, 25% on January 1, 2009 and 50% on January 1, 2010. None of the minimum performance-based Company objectives were achieved and therefore all of the phantom share units automatically expired on January 1, 2008. If the minimum performance-based objectives had been achieved, then between 30% and 100% of each award would have vested depending on the Company’s total performance on a sliding scale between certain minimum and target performance-based objectives. If the target performance-based objectives had been exceeded, then up to a maximum of 120% of each award would have vested depending on the

Company’s total performance on a sliding scale. See the section titled “Equity Incentives” above for more details about the phantom share units granted to our Named Executive Officers.

(4)	All of the options in this column were granted under our 2006 Share Incentive Plan and vest over four years in accordance with the following schedule, subject to our Named Executive Officer’s continued employment: 25% vest on the first anniversary of the grant date and 6.25% vest quarterly thereafter.

(5)	Our Ordinary Shares are listed and traded on the Irish Stock Exchange and also on the NASDAQ Global Market, in the form of American Depositary Receipts. Because trading in our shares occurs on two different exchanges in different time zones, the Company’s policy is to use the closing market price on the date of the business day immediately preceding the grant date to determine the exercise price for all option grants.

(6)	This column represents the fair value for financial statement reporting purposes in accordance with FAS 123R for share option awards granted to each of our Named Executive Officers in fiscal year 2007, and does not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising share options). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. There can be no assurance that the FAS 123R amount will ever be realized. For information on the valuation assumptions underlying the grant date fair value of these awards, see the notes to our financial statements in our annual report on Form 10-K for the year ended December 31, 2007, as filed with the SEC.

(7)	The amounts shown in the threshold and target columns reflect the minimum and target cash bonuses payable under the 2007 Senior Management Team Bonus Program. The Compensation Committee has the discretion to award bonuses in excess of the target amounts listed above if the target performance-based objectives are exceeded.

(8)	The amounts shown in the threshold and target columns reflect the minimum and target cash bonuses payable under the sales commission programs established by our Compensation Committee for Messrs. McMurray and Alston. The Compensation Committee has the discretion to award bonuses in excess of the target amounts listed above if the target performance-based objectives are exceeded.

(9)	The amounts shown in the threshold and target columns reflect the minimum and target cash bonuses payable under the MBO bonus opportunity established for Mr. McMurray under the 2007 Senior Management Team Bonus Program. The Compensation Committee has the discretion to award bonuses in excess of the target amounts listed above if the target objectives are exceeded.

Outstanding Equity Awards at December 31, 2007

The following table sets forth information regarding unexercised and vested or unvested options that were held as of December 31, 2007 for each of our Named Executive Officers. The market and payout values for the phantom share units are calculated based on a market value of $3.26 per share (the closing price of the ADRs evidencing ADSs representing our Ordinary Shares on the NASDAQ Global Market on December 31, 2007) multiplied by the number of shares that would have vested if the target performance-based Company objectives for the fiscal year ended December 31, 2007 had been achieved.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

	Option Awards(1)					Share Awards(3)
										Equity
										Incentive
								Equity		Plan
								Incentive		Awards:
			Equity					Plan		Market or
			Incentive					Awards:		Payout
			Plan					Number of		Value of
			Awards:			Number of	Market	Unearned		Unearned
			Number			Shares or	Value of	Shares,		Shares,
	Number of	Number of	of Securities			Units of	Shares	Units or		Units or
	Securities	Securities	Underlying			Shares	or Units	Other		Other
	Underlying	Underlying	Unexercised	Option	Option	That Have	That	Rights		Rights That
	Unexercised	Unexercised	Unearned	Exercise	Expiration	Not	Have Not	That Have		Have Not
	Options (#)	Options (#)	Options	Price	Date	Vested	Vested	Not Vested		Vested
Name	Exercisable	Unexercisable	(#)	($)	(2)	(#)	($)	(#)		($)

Peter M. Zotto	300,000	—	—	3.00	10/13/2013	—	—	—		—
	56,875	13,125	—	3.26	8/17/2014	—	—	—		—
	171,875	78,125	—	5.30	2/1/2015	—	—	—		—
	54,688	70,312	—	3.68	2/23/2016	—	—	—		—
	—	75,000	—	5.33	2/12/2017	—	—	—		—
	—	—	—	—	—	—	—	41,500	(4)	135,290
Robert C. McBride	131,250	168,750	—	3.75	2/12/2017	—	—	—		—
	—	—	—	—	—	—	—	33,000	(4)	107,580
William B. McMurray	112,500	37,500	—	5.47	1/8/2014	—	—	—		—
	20,313	4,688	—	3.26	8/17/2014	—	—	—		—
	34,375	15,625	—	5.30	2/1/2015	—	—	—		—
	25,000	25,000	—	2.85	10/21/2015	—	—	—		—
	28,125	46,875	—	4.30	5/9/2016	—	—	—		—
	—	30,000	—	5.33	2/12/2017	—	—	—		—
	—	—	—	—	—	—	—	16,500	(4)	53,790
	—	—	—	—	—	—	—	25,000	(5)	81,500
Lawrence E. Alston, Jr.	87,500	12,500	—	5.29	5/24/2014	—	—	—		—
	4,688	4,687	—	3.26	8/17/2014	—	—	—		—
	34,376	15,624	—	5.30	2/1/2015	—	—	—		—
	11,250	30,000	—	2.85	10/21/2015	—	—	—		—
	24,375	40,625	—	4.30	5/9/2016	—	—	—		—
	—	25,000	—	5.33	2/12/2017	—	—	—		—
	—	—	—	—	—	—	—	14,000	(4)	45,640
Christopher M. Mirabile	17,101	—	—	1.99	5/15/2013	—	—	—		—
	10,000	—	—	2.20	8/1/2013	—	—	—		—
	35,000	—	—	2.68	9/3/2013	—	—	—		—
	28,125	1,875	—	7.33	2/10/2014	—	—	—		—
	20,312	4,688	—	3.26	8/17/2014	—	—	—		—
	17,188	7,812	—	5.30	2/1/2015	—	—	—		—
	12,500	12,500	—	2.85	10/21/2015	—	—	—		—
	18,750	31,250	—	4.30	5/9/2016	—	—	—		—
	—	25,000	—	5.33	2/12/2017	—	—	—		—
	—	—	—	—	—	—	—	14,000	(4)	45,640

(1)	All share options shown in this table vest over the first four years of the ten year option term in accordance with the following schedule, subject to our Named Executive Officer’s continued employment: 25% vest on the first anniversary of the grant date and 6.25% vest quarterly thereafter.

(2)	The grant date of each option is ten years prior to its expiration date.

(3)	The number of phantom share units listed in the table above represents the target number of shares that could have vested over a three year period in accordance with the following schedule if the target performance-based Company objectives for the fiscal year ended December 31, 2007 had been achieved: 25% on January 1, 2008, 25% on January 1, 2009 and 50% on January 1, 2010. None of the minimum performance-based Company objectives were achieved and therefore all of the phantom share units automatically expired on January 1, 2008. If the minimum performance-based objectives had been achieved, then between 30% and 100% of each award would have vested depending on the Company’s total performance on a sliding scale between certain minimum and target performance-based objectives. If the target performance-based objectives had been exceeded, then up to a maximum of 120% of each award would have vested depending on the Company’s total performance on a sliding scale. See the section titled “Equity Incentives” above for more details about the phantom share units granted to our Named Executive Officers.

(4)	The grant date of each phantom share unit award was February 12, 2007.

(5)	The grant date of the phantom share unit award was June 13, 2007.

Option Exercises and Shares Vested

The following table sets forth information with respect to the exercise of share options during the fiscal year ended December 31, 2007 for each of our Named Executive Officers.

OPTION EXERCISES AND SHARES VESTED

	Option Awards		Share Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)

Peter M. Zotto	—	—	—	—
Robert C. McBride	—	—	—	—
William B. McMurray	—	—	—	—
Lawrence E. Alston, Jr.	34,375	99,732	—	—
Christopher M. Mirabile	—	—	—	—

(1)	Represents the difference between the exercise price and the fair market value of the Ordinary Shares on the date of exercise for each option. Amounts are rounded to the nearest dollar.

Pension Benefits

Other than participation in our 401(k) plan, IONA does not provide pension benefits to our Named Executive Officers.

Nonqualified Contribution and Other Nonqualified Deferred Compensation Plans

IONA does not have any non-qualified deferred compensation plans.

Potential Benefits Upon Termination of Employment or a “Change in Control”

The following is a discussion of the compensation and benefits due to each of our Named Executive Officers in the event of such executive officer’s termination of employment or a “Change in Control” of IONA. Amounts and benefits discussed below relating to Peter M. Zotto’s employment agreement are based on his employment contract in effect on December 31, 2007. Effective April 14, 2008, Mr. Zotto’s new

employment contract will provide him with an annual base salary of $400,000, an annual bonus of up to $300,000 and a lump sum payment of $5,000 per year for health, dental and life insurance. Further, Mr. Zotto will be eligible to receive up to $7,000 for annual life insurance policy premiums and, upon the occurrence of certain terminations, Mr. Zotto will also be eligible to receive health, vision and dental insurance benefits for Mr. Zotto and his dependents for up to 18 months following such termination or, if such coverage is unavailable, a lump sum payment of $7,500. The remaining terms of Mr. Zotto’s new employment contract are substantially the same as those of his previous employment agreement.

Payments and Benefits upon any Termination of Employment

Our employees, including our Named Executive Officers, are entitled to receive earned but unpaid compensation upon any termination of employment. Accordingly, subject to the exceptions noted below, upon any termination of employment, our Named Executive Officers will receive accrued but unused vacation pay and earned but unpaid bonuses up to the date of termination. The payments due upon any termination of employment will generally be made in a lump sum payment within two weeks after termination of employment or in accordance with our normal payroll practices, whichever is earlier. In addition, except as noted below, all unvested share awards and share options held by our Named Executive Officers will expire upon termination of employment and all vested share options expire 30 days after termination of employment or upon their expiration date, whichever is earlier.

Voluntary Termination of Employment

Our Named Executive Officers who voluntarily terminate their employment with IONA, other than in connection with a “Change in Control” of IONA, are not entitled to any compensation, benefits or other rights other than those that are paid or granted to all employees upon any termination of employment as described in the section above titled “Payments and Benefits upon any Termination of Employment.”

Peter M. Zotto Employment Agreement

Mr. Zotto is required under his employment agreement to provide IONA with (i) at least six months written notice of his intent to terminate his employment at the end of the initial term and (ii) at least three months written notice of his intent to terminate his employment at the end of any extension period. If Mr. Zotto provides such notice, the Company may elect to waive the notice period and accelerate the termination date without any obligation to pay Mr. Zotto severance during the remainder of the notice period. In such an instance, Mr. Zotto would be entitled to receive the compensation, benefits described in the section above titled “Payments and Benefits upon any Termination of Employment.”

In addition to the foregoing benefits, upon a voluntary termination of employment by Mr. Zotto for “Good Reason,” other than because of a “Change in Control” of IONA, he is entitled to receive:

•	a lump sum severance payment equal to 18 months of his then current annual base salary plus up to 150% of his target bonus for the year of termination;

•	health, vision and dental insurance benefits for Mr. Zotto and his dependents for up to 18 months following such termination or, if such coverage is unavailable, a lump sum payment of $6,000; and

•	all of the equity awards that would have vested within 18 months after the date of termination shall immediately vest and remain exercisable for three months (or in the event of Mr. Zotto’s death during such three-month period, for one year) or until their expiration, whichever is earlier.

Involuntary Termination of Employment other than for “Cause”

Except in connection with a “Change in Control” of IONA, upon an involuntary termination of employment other than for “cause,” our Named Executive Officers are not contractually entitled to any compensation, benefits or other rights other than those that are paid or granted to all employees upon any termination of employment as described in the section above titled “Payments and Benefits upon any Termination of Employment.”

Peter M. Zotto Employment Agreement

In addition to the foregoing benefits, upon an involuntary termination other than for “Cause,” other than because of a “Change in Control” of IONA, Mr. Zotto is entitled to receive:

•	a lump sum severance payment equal to 18 months of his then current annual base salary plus up to 150% of his target bonus for the year of termination;

•	health, vision and dental insurance benefits for Mr. Zotto and his dependents for up to 18 months following such termination or, if such coverage is unavailable, a lump sum payment of $6,000; and

•	all of the equity awards that would have vested within 18 months after the date of termination shall immediately vest and remain exercisable for three months (or in the event of Mr. Zotto’s death during such three-month period, for one year) or until their expiration, whichever is earlier.

Involuntary Termination of Employment for “Cause”

Upon an involuntary termination of employment for “cause,” our Named Executive Officers will receive earned but unpaid compensation, accrued but unused vacation pay and earned but unpaid bonuses up to the date of termination. The payments due upon any termination of employment will generally be made in a lump sum payment within two weeks after termination of employment or in accordance with our normal payroll practices, whichever is earlier. In addition, all outstanding equity awards automatically terminate as of the date of termination.

Termination of Employment Due to Disability

In addition to providing the benefits that are provided to all employees generally upon any termination of employment as described in the section above titled “Payments and Benefits upon any Termination of Employment,” upon the permanent disability of an employee, all outstanding vested equity awards shall remain exercisable for 12 months or until their expiration, whichever is earlier.

Termination of Employment Due to Death

In addition to providing the benefits that are provided to all employees generally upon any termination of employment as described in the section above titled “Payments and Benefits upon any Termination of Employment,” upon the death of an employee, all outstanding share options shall immediately vest and remain exercisable for 12 months or until their expiration, whichever is earlier. In addition, all phantom share units held by our Named Executive Officers which have partially vested as a result of satisfaction of the performance-based objectives (but have not satisfied the time-vesting component), shall immediately vest.

Termination of Employment in Connection with a “Change in Control” of IONA

We have “Change in Control” agreements with all of our executive officers, including our Named Executive Officers, that provide the following benefits if (i) there is a “Change in Control” of IONA and (ii) the executive officer’s employment is (A) involuntarily terminated by IONA (or any successor) without “Cause” within two years following a “Change in Control” or during the three month period immediately preceding the “Change in Control” or (B) voluntarily terminated by the executive officer for “Good Reason” within two years following a “Change in Control”:

•	a lump sum severance payment equal to two times the sum of his base salary (using the highest base salary between the date of the “Change in Control” event and the termination date) and target annual bonus (using the highest target bonus amount that the executive was eligibility to receive with respect to any one calendar year in the period beginning in the calendar year prior to that in which the “Change in Control” occurs and ending in the calendar year in which the executive’s employment was terminated) for the year of termination assuming maximum performance;

•	the continuation of health insurance benefits for himself and his dependents for up to two years following such termination; and

•	all of his equity awards, assuming maximum performance, shall immediately vest and remain exercisable, generally, for three months after the date of termination or until their expiration, whichever is earlier.

In each case, the receipt of any “Change in Control” benefits is conditioned on the executive officer, including a Named Executive Officer, executing a separation agreement and continuing to comply in all material respects with any non-competition, invention and/or non-disclosure obligations he may have to the Company. If the Named Executive Officer fails to continue to comply with any of these obligations, he will cease to receive any cash benefits, will be required to repay to the Company any cash benefits already received, and all options, awards and purchase rights held by him will no longer be exercisable as of the date of the breach.

“Change in Control” of IONA

Under our “Change in Control” agreements with all of our executive officers, including our Named Executive Officers, if a “Change in Control” of IONA occurs and the successor entity does not, as of the effective date of such “Change in Control,” (a) adopt and assume the “Stock Plans” that are in effect immediately prior to such “Change in Control” or (b) substitute, on an equitable basis, such successor’s securities, having terms and conditions no less favorable to the executive officer than the terms and conditions of the then outstanding securities under the “Stock Plans,” for the then outstanding stock, options, awards and purchase rights under the “Stock Plans,” then all unvested stock, options, awards and purchase rights granted to each executive officer under any of the “Stock Plans” prior to such “Change in Control” shall immediately become fully vested and exercisable as of the effective date of the “Change in Control.”

Payments Upon Termination of Employment or a “Change in Control” of IONA

Peter M. Zotto

The following table shows the potential payments and benefits that Mr. Zotto would be entitled to as of December 31, 2007, if (i) his employment is involuntarily terminated by IONA for “Cause;” (ii) his employment is involuntarily terminated by IONA other than for “Cause” or he voluntarily terminates his employment for “Good Reason,” other than in connection with a “Change in Control;” (iii) his employment is terminated as a result of his becoming permanently disabled or he voluntarily terminates his employment other than for “Good Reason”; (iv) his employment is terminated as a result of his death; (v) (A) there is a “Change in Control” of IONA and (B) his employment is involuntarily terminated by IONA (or any successor) without “Cause” or he voluntarily terminates his employment for “Good Reason;” or (vi) there is a “Change in Control” of IONA. The amounts shown in the table below assume that each termination of employment was effective as of December 31, 2007 and that the fair market value of our Ordinary Shares was $3.26, the closing price of the ADRs evidencing ADSs representing our Ordinary Shares on the NASDAQ Global Market on that date. The amounts shown in the table below do not include amounts payable for accrued vacation. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of the termination of employment.

						Involuntary
		Involuntary				Termination
		Termination		Termination for		Other than for
		Other than for		Disability or		“Cause” or
		“Cause” or		Voluntary		Voluntary
	Involuntary	Voluntary		Termination		Termination for
	Termination for	Termination for		Other than for	Termination	“Good Reason”
	“Cause”	“Good Reason”		“Good Reason”	Upon Death	Upon a “Change		“Change in
Payments and Benefits	($)	($)		($)	($)	in Control”		Control”

Cash Severance
Base Salary	—	562,500		—	—	750,000		—
Target Bonus	—	375,000		—	—	500,000		—
Health Insurance Continuation	—	6,000	(1)	—	—	8,000	(1)	—
Equity Awards(2)	—	78,000		78,000	78,000	78,000		78,000
Total	—	1,021,500		78,000	78,000	1,336,000		78,000

(1)	Represents the payment by the Company of a lump sum payment in lieu of the continuation of health, vision and dental insurance.

(2)	Represents the intrinsic value (that is, the value based upon our share price on December 31, 2007 minus the exercise price) and assumes (i) that all “underwater” share options (that is, share options with an exercise price greater than our share price on December 31, 2007) would not be exercised and (ii) that all of the phantom share units did not vest.

Robert C. McBride

The following table shows the potential payments and benefits that Mr. McBride would be entitled to as of December 31, 2007, if (i) his employment is involuntarily terminated by IONA for “Cause;” (ii) his employment is involuntarily terminated by IONA other than for “Cause” or he voluntarily terminates his employment for “Good Reason,” other than in connection with a “Change in Control;” (iii) his employment is terminated as a result of his becoming permanently disabled or he voluntarily terminates his employment other than for “Good Reason”; (iv) his employment is terminated as a result of his death; (v) (A) there is a “Change in Control” of IONA and (B) his employment is involuntarily terminated by IONA (or any successor) without “Cause” or he voluntarily terminates his employment for “Good Reason;” or (vi) there is a “Change in Control” of IONA. The amounts shown in the table below assume that each termination of employment was effective as of December 31, 2007 and that the fair market value of our Ordinary Shares was $3.26, the closing price of the ADRs evidencing ADSs representing our Ordinary Shares on the NASDAQ Global Market on that date. The amounts shown in the table below do not include amounts payable for accrued vacation. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of the termination of employment.

Involuntary
		Involuntary			Termination
		Termination	Termination for		Other than for
		Other than for	Disability or		“Cause” or
		“Cause” or	Voluntary		Voluntary
	Involuntary	Voluntary	Termination		Termination for
	Termination for	Termination for	other than for	Termination	“Good Reason”
	“Cause”	“Good Reason”	“Good Reason”	Upon Death	Upon a “Change	“Change in
Payments and Benefits	($)	($)	($)	($)	in Control”	Control”

Cash Severance
Base Salary	—	—	—	—	500,000	—
Target Bonus	—	—	—	—	200,000	—
Health Insurance Continuation	—	—	—	—	23,516	—
Equity Awards(1)	—	—	—	—	—	—
Total	—	—	—	—	723,516	—

(1)	Represents the intrinsic value (that is, the value based upon our share price on December 31, 2007 minus the exercise price) and assumes (i) that all “underwater” share options (that is, share options with an exercise price greater than our share price on December 31, 2007) would not be exercised and (ii) that all of the phantom share units did not vest.

William B. McMurray

The following table shows the potential payments and benefits that Mr. McMurray would be entitled to as of December 31, 2007, if (i) his employment is involuntarily terminated by IONA for “Cause;” (ii) his employment is involuntarily terminated by IONA other than for “Cause” or he voluntarily terminates his employment for “Good Reason,” other than in connection with a “Change in Control;” (iii) his employment is terminated as a result of his becoming permanently disabled or he voluntarily terminates his employment other than for “Good Reason”; (iv) his employment is terminated as a result of his death; (v) (A) there is a “Change in Control” of IONA and (B) his employment is involuntarily terminated by IONA (or any successor) without “Cause” or he voluntarily terminates his employment for “Good Reason;” or (vi) there is a “Change in Control” of IONA. The amounts shown in the table below assume that each termination of employment was effective as of December 31, 2007 and that the fair market value of our Ordinary Shares was $3.26, the closing price of the ADRs evidencing ADSs representing our Ordinary Shares on the NASDAQ Global Market on that date. The amounts shown in the table below do not include amounts payable for accrued vacation. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of the termination of employment.

					Involuntary
		Involuntary			Termination
		Termination	Termination for		Other than for
		Other than for	Disability or		“Cause” or
		“Cause” or	Voluntary		Voluntary
	Involuntary	Voluntary	Termination Other		Termination for
	Termination for	Termination for	than for	Termination	“Good Reason”
	“Cause”	“Good Reason”	“Good Reason”	Upon Death	Upon a “Change	“Change in
Payments and Benefits	($)	($)	($)	($)	in Control”	Control”

Cash Severance
Base Salary	—	—	—	—	600,000	—
Target Bonus	—	—	—	—	500,000	—
Health Insurance Continuation	—	—	—	—	35,274	—
Equity Awards(1)	—	—	10,250	10,250	20,500	20,500
Total	—	—	10,250	10,250	1,155,774	20,500

(1)	Represents the intrinsic value (that is, the value based upon our share price on December 31, 2007 minus the exercise price) and assumes (i) that all “underwater” share options (that is, share options with an exercise price greater than our share price on December 31, 2007) would not be exercised and (ii) that all of the phantom share units did not vest.

Lawrence E. Alston, Jr.

The following table shows the potential payments and benefits that Mr. Alston would be entitled to as of December 31, 2007, if (i) his employment is involuntarily terminated by IONA for “Cause;” (ii) his employment is involuntarily terminated by IONA other than for “Cause” or he voluntarily terminates his employment for “Good Reason,” other than in connection with a “Change in Control;” (iii) his employment is terminated as a result of his becoming permanently disabled or he voluntarily terminates his employment other than for “Good Reason”; (iv) his employment is terminated as a result of his death; (v) (A) there is a “Change in Control” of IONA and (B) his employment is involuntarily terminated by IONA (or any successor) without “Cause” or he voluntarily terminates his employment for “Good Reason;” or (vi) there is a “Change in Control” of IONA. The amounts shown in the table below assume that each termination of employment was effective as of December 31, 2007 and that the fair market value of our Ordinary Shares was $3.26, the closing price of the ADRs evidencing ADSs representing our Ordinary Shares on the NASDAQ Global Market on that date. The amounts shown in the table below do not include amounts payable for accrued vacation. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of the termination of employment.

					Involuntary
		Involuntary			Termination
		Termination	Termination for		Other than for
		Other than for	Disability or		“Cause” or
		“Cause” or	Voluntary		Voluntary
	Involuntary	Voluntary	Termination Other		Termination for
	Termination for	Termination for	than for	Termination	“Good Reason”
	“Cause”	“Good Reason”	“Good Reason”	Upon Death	Upon a “Change	“Change in
Payments and Benefits	($)	($)	($)	($)	in Control”	Control”

Cash Severance
Base Salary	—	—	—	—	504,000	—
Target Bonus	—	—	—	—	210,000	—
Health Insurance Continuation	—	—	—	—	35,274	—
Equity Awards(1)	—	—	4,613	16,913	16,913	16,913
Total	—	—	4,613	16,913	766,187	16,913

(1)	Represents the intrinsic value (that is, the value based upon our share price on December 31, 2007 minus the exercise price) and assumes (i) that all “underwater” share options (that is, share options with an exercise price greater than our share price on December 31, 2007) would not be exercised and (ii) that all of the phantom share units did not vest.

Christopher M. Mirabile

The following table shows the potential payments and benefits that Mr. Mirabile would be entitled to as of December 31, 2007, if (i) his employment is involuntarily terminated by IONA for “Cause;” (ii) his employment is involuntarily terminated by IONA other than for “Cause” or he voluntarily terminates his employment for “Good Reason,” other than in connection with a “Change in Control;” (iii) his employment is terminated as a result of his becoming permanently disabled or he voluntarily terminates his employment other than for “Good Reason”; (iv) his employment is terminated as a result of his death; (v) (A) there is a “Change in Control” of IONA and (B) his employment is involuntarily terminated by IONA (or any successor) without “Cause” or he voluntarily terminates his employment for “Good Reason;” or (vi) there is a “Change in Control” of IONA. The amounts shown in the table below assume that each termination of employment was effective as of December 31, 2007 and that the fair market value of our Ordinary Shares was $3.26, the closing price of the ADRs evidencing ADSs representing our Ordinary Shares on the NASDAQ Global Market on that date. The amounts shown in the table below do not include amounts payable for accrued vacation. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of the termination of employment.

		Involuntary			Involuntary
		Termination	Termination for		Termination Other
		Other than for	Disability or		than for “Cause”
		“Cause” or	Voluntary		or Voluntary
	Involuntary	Voluntary	Termination		Termination for
	Termination for	Termination for	Other than for	Termination	“Good Reason”
	“Cause”	“Good Reason”	“Good Reason”	Upon Death	Upon a “Change	“Change in
Payments and Benefits	($)	($)	($)	($)	in Control”	Control”

Cash Severance
Base Salary	—	—	—	—	520,000	—
Target Bonus	—	—	—	—	150,000	—
Health Insurance Continuation	—	—	—	—	35,274	—
Equity Awards(1)	—	—	57,743	62,868	62,868	62,868
Total	—	—	57,743	62,868	768,142	62,868

(1)	Represents the intrinsic value (that is, the value based upon our share price on December 31, 2007 minus the exercise price) and assumes (i) that all “underwater” share options (that is, share options with an exercise price greater than our share price on December 31, 2007) would not be exercised and (ii) that all of the phantom share units did not vest.

Compensation of Non-Executive Directors

The following table sets forth the monthly and per-meeting fees paid during the fiscal year ended December 31, 2007 to each non-executive director and our non-executive Chairman of the Board, in each case subject to the annual per person maximums also set forth below.

			Annual per Person
	Monthly Fee	Board Meeting Fee	Maximum
Non -Executive Director/Chairman	($)	($)	($)

Chairman	3,000	3,000	72,000
Member	3,000	1,500	48,000

The following table sets forth the per-meeting fees paid during the fiscal year ended December 31, 2007 to each non-executive member of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and New Markets Committee, and each non-executive chairman thereof, during the fiscal year ended December 31, 2007 in each case subject to the annual per person maximums also set forth below.

	Compensation		Nominating and	New Markets
	Committee	Audit Committee	Corporate Governance	Committee
	Meeting Fee	Meeting Fee	Committee Meeting Fee	Meeting Fee
Committee Chairman/Member	($)	($)	($)	($)

Chairman	3,000 (annual	3,000 (annual	3,000 (annual	3,000 (annual
	maximum of 12,000)	maximum 24,000)	maximum of 12,000)	maximum 24,000)
Member	1,500 (annual	1,500 (annual	1,500 (annual	1,500 (annual
	maximum of 6,000)	maximum of 12,000)	maximum of 6,000)	maximum of 12,000)

In addition, all directors were reimbursed for reasonable out-of-pocket travel expenses incurred by them in attending meetings of the Board of Directors, including committee meetings.

Under our 2006 Share Incentive Plan, each non-executive director who is first elected to serve as a director will be automatically granted non-qualified share options to acquire 30,000 Ordinary Shares on the date of his or her election. Annually thereafter, but subject to availability under the 2006 Share Incentive Plan, each non-executive director who is serving as a director of the Company immediately after each annual general meeting will automatically receive either (i) a non-qualified share option to acquire 3,000 Ordinary Shares or (ii) in the event that the director is required to seek re-election at such meeting, a non-qualified share option to acquire 21,000 shares. However, if the non-executive director has participated in fewer than 75% of the meetings of the Board of Directors since the date of the last annual general meeting, then no award or grant of any share options will be made to such director. Unless otherwise determined by the Compensation Committee, share option grants to non-executive directors shall vest in accordance with the following schedule: (a) one-third of the options will be immediately vested as of the date of grant, (b) one-third of the share options shall vest on the first anniversary of the date of grant, and (c) the remaining one-third of the share options will vest on the second anniversary of the date of grant.

Under our Non-Executive Directors Change in Control Plan, in the event of a “Change in Control” of IONA, each non-executive director shall receive the following (such amounts are subject to reduction in the event that they constitute an “excessive parachute payment” within the meaning of Section 280G(b) of the Internal Revenue Code):

•	a lump sum payment equal to two times the maximum aggregate fees that such Non-Executive Director is eligible to receive with respect to services rendered in his capacity as a member of the Board of Directors or any committee thereof either in the calendar year in which the “Change in Control” occurs or the calendar year prior thereto, whichever aggregate amount is higher; and

•	all of his equity awards, assuming maximum performance of any performance-based vesting requirements, shall immediately vest on the date of the “Change in Control” and remain exercisable, in accordance with the terms of the plan or scheme under which they were granted.

The following table sets forth a summary of the compensation earned by our non-executive directors for the fiscal year ended December 31, 2007:

						Change in Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
	Fees Earned or			Option	Incentive Plan	Compensation	All other
	Paid in Cash		Share	Awards	Compensation	Earnings	Compensation	Total
Name	($)		Awards ($)	($)(9)	($)	($)	($)	($)

Sean Baker	92,957	(1)	—	—	—	8,303	—	101,260
John Conroy	4,500	(2)	—	—	—	—	—	4,500
Christopher J. Horn	90,000	(3)	—	19,803	—	—	—	109,803
Ivor Kenny	66,000	(4)	—	19,374	—	—	—	85,374
James D. Maikranz	66,000	(5)	—	13,022	—	—	—	79,022
Kevin C. Melia	174,000	(6)	—	40,237	—	—	—	214,237
Bruce J. Ryan	72,000	(7)	—	25,487	—	—	—	97,487
Francesco Violante	55,500	(8)	—	19,374	—	—	—	74,874

(1)	Includes compensation paid to Mr. Baker in the amount of $83,027 for serving as our Chief Corporate Scientist and fees in the amount of $9,930 in directors fees.

(2)	Mr. Conroy retired from the Board of Directors on January 25, 2007.

(3)	Includes compensation paid to Mr. Horn in the amount of $42,000 for his services as Vice Chairman of the Board of Directors.

(4)	Includes fees in the amount of (a) $12,000 for serving as the chairman of the Compensation Committee and (b) $6,000 for serving as a member of the Nominating Committee.

(5)	Includes fees in the amount of (a) $7,500 for serving as a member of the Audit Committee, (b) $6,000 for serving as a member of the Compensation Committee and (c) $6,000 for serving as the chairman of the New Markets Committee.

(6)	Includes compensation paid to Mr. Melia in the amount of $84,000 for serving as our Chairman of the Board and fees in the amount of (a) $12,000 for serving as a member of the Audit Committee and (b) $12,000 for serving the chairman of the Nominating Committee.

(7)	Includes fees in the amount of (a) $21,000 for serving as the chairman of the Audit Committee and (b) $6,000 for serving as a member of the Nominating Committee.

(8)	Includes fees in the amount of (a) $6,000 for serving as a member of the Compensation Committee and (b) $3,000 for serving as a member of the New Markets Committee.

(9)	This column represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R for fiscal year 2007 for share option awards granted to each of our non-executive directors in fiscal year 2007 as well as in prior fiscal years, and does not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising share options). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. There can be no assurance that the FAS 123R amount will ever be realized. For additional information, see the notes to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. For information on the valuation assumptions for grants made prior to fiscal year 2007, see the notes in our financial statements in our Annual Report on Form 20-F for the respective year. See the “Grants of Plan-Based Awards Table” in this Proxy Statement for information on share option awards granted in fiscal year 2007.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this Report of the Compensation Committee shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee currently consists of Dr. Kenny (chairman) and Messrs. Maikranz and Violante. The Compensation Committee of the Board of Directors, which is comprised solely of independent directors within the meaning of director independence standards of NASDAQ and applicable rules of the SEC, outside directors within the meaning of Section 162(m) of the Internal Revenue Code and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2007, which is contained in this Proxy Statement, with the Company’s management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in this Proxy Statement for the year ended December 31, 2007 for filing with the SEC.

Respectfully submitted by the Compensation Committee,

Dr. Ivor Kenny, Chairman
James D. Maikranz
Francesco Violante

SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of Ordinary Shares owned as of March 31, 2008 by (i) each person who is known by us to beneficially own more than 5% of our Ordinary Shares, (ii) each member of our Board of Directors, (iii) each of our Named Executive Officers, and (iv) all directors and executive officers of IONA as a group.

			Percent of
	Number of Shares		Outstanding
Name and Address of Beneficial Owner(1)	Beneficially Owned(2)		Shares

Peninsula Capital Management, LP	6,052,911	(3)	16.58%
235 Pine Street, Suite 1600 San Francisco, California 94104
Lawrence E. Alston, Jr.	207,500	(4)	*
Seán Baker	1,248,398	(5)	3.42%
Christopher J. Horn	2,356,614	(6)	6.45%
Ivor Kenny	98,134	(7)	*
James D. Maikranz	63,750	(8)	*
Robert C. McBride	11,000	(9)	*
William B. McMurray	8,000		*
Kevin C. Melia	272,294	(10)	*
Christopher M. Mirabile	185,989	(11)	*
Bruce J. Ryan	21,000	(12)	*
Francesco Violante	70,300	(13)	*
Peter M. Zotto	698,500	(14)	1.91%
All executive officers, directors and nominees as a group (12 persons)	5,673,920	(15)	15.54%

*	Represents less than 1%

(1)	Except as otherwise noted, (a) the address of each person listed in the table above is c/o IONA Technologies PLC, The IONA Building, Shelbourne Road, Ballsbridge, Dublin 4, Ireland and (b) all persons have sole voting and investment power with respect to their shares.

(2)	All amounts shown in this column include shares obtainable upon exercise of share options currently exercisable or exercisable withint 60 days of the date of this table.

(3)	Based solely on the Form 4 filed by Peninsula Capital Management, LP with the SEC on February 13, 2008. Such Form 4 provides that the 6,052,911 shares are held in the accounts of investment funds over which Peninsula Capital Management, LP and Scott Bedford have shared investment discretion and shared power to vote. Peninsula Capital Management, LP is the general partner and/or the investment manager of such investment funds and Scott Bedford is the President of Peninsula Capital Management, Inc. which is Peninsula Capital Management, LP’s general partner.

(4)	Mr. Alston is deemed to own all of these shares by virtue of options to purchase these shares.

(5)	Mr. Baker is deemed to own 77,513 of these shares by virtue of options to purchase these shares.

(6)	Dr. Horn is deemed to own 18,200 of these shares by virtue of options to purchase these shares.

(7)	Mr. Kenny is deemed to own 86,334 of these shares by virtue of options to purchase these shares.

(8)	Mr. Maikranz is deemed to own 63,000 of these shares by virtue of options to purchase these shares.

(9)	Based on the Form 3 filed by Mr. McBride with the SEC on January 9, 2008, which provides that Mr. McBride owns 11,000 Ordinary Shares.

(10)	Mr. Melia is deemed to own 226,250 of these shares by virtue of options to purchase these shares. Excludes 575 shares owned by his son as to which Mr. Melia disclaims beneficial ownership.

(11)	Mr. Mirabile is deemed to own 184,289 of these shares by virtue of options to purchase these shares.

(12)	Mr. Ryan is deemed to own all of these shares by virtue of options to purchase these shares.

(13)	Mr. Violante is deemed to own 69,000 of these shares by virtue of options to purchase these shares.

(14)	Mr. Zotto is deemed to own 662,500 of these shares by virtue of options to purchase these shares.

(15)	Includes 2,050,356 Ordinary Shares beneficially owned by all of our executive officers and directors as a group by virtue of options to purchase these shares. Excludes (i) shares as to which such individuals have disclaimed beneficial ownership and (ii) shares owned by Mr. McBride and Mr. McMurray, both of whom are no longer with the Company.

SHAREHOLDER PROPOSALS FOR IONA’S 2009 ANNUAL GENERAL MEETING

Shareholder Proposals Relating to Director Nominations

To be eligible for inclusion in our proxy statement for the 2009 annual general meeting, shareholder proposals relating to the nomination of a director candidate must be received by the Secretary of the Company no later than April 10, 2009. Shareholders that would like to submit a recommendation for a director candidate without having such nomination be reviewed by the Nominating and Corporate Governance Committee or included in our proxy statement for the 2009 annual general meeting must submit their recommendation for receipt by the Secretary of the Company not later than the close of business on the 7th day prior to the date selected for the 2009 annual general meeting nor earlier than the 42nd day prior to the 2009 annual general meeting.

All Other Shareholder Proposals

To be eligible for inclusion in our proxy statement for the 2009 annual General Meeting, all other shareholder proposals must be received by the Secretary of the Company no later than April 10, 2009.

Mailing Address

Shareholder proposals should be addressed to: IONA Technologies PLC, The IONA Building, Shelbourne Road, Ballsbridge, Dublin 4, Ireland, Attn: Secretary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and any persons who own more than 10% of our Ordinary Shares, collectively the “Reporting Persons,” to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish IONA with copies of all Section 16(a) forms they file. Reporting Persons were not required to file reports of ownership and changes in ownership with the SEC during the year ended December 31, 2007 because IONA, as a foreign private issuer, was not subject to Section 16(a).

HOUSEHOLDING

All Members will receive one copy of IONA’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2007 at your address of record. However, holders of ADRs who have the same last name and share a mailing address may receive only one Proxy Statement and Annual Report on Form 10-K from the broker or bank through which you own your ADRs. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of IONA’s annual report and Proxy Statement to your address unless contrary instructions were given by any shareholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save IONA the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card.

You may revoke your consent to householding at any time by contacting Automatic Data Processing, Inc. (“ADP”), either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will promptly send a copy to you, please address your written request to either IONA Technologies PLC, IONA Investor Relations, The IONA Building, Shelbourne Road, Ballsbridge, Dublin 4, Ireland or IONA Technologies, Inc., IONA Investor Relations, 200 West Street, Waltham, MA 02451 or contact IONA Investor Relations in the U.S. at 781-902-8000 or in Ireland at +353-1-637-2000.

Appendix A

IONA TECHNOLOGIES PLC
ORDINARY SHARE FORM OF PROXY

THIS PROXY FOR THE ANNUAL GENERAL MEETING IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned Member of the Company, a public limited company incorporated under the laws of Ireland, hereby acknowledges receipt of the Notice of Annual General Meeting and Proxy Statement, dated April 29, 2008, hereby appoint (See Note B below):

(a)       the Chairman of the Meeting; or

(b)                  of

as my/our proxy to vote all shares on my/our behalf which I/we would be entitled to vote if then and there personally present, on all matters set forth below and in his/her discretion upon such other matters as may properly come before the Annual General Meeting of the Company to be held at The Four Seasons Hotel, Ballsbridge, Dublin 4, Ireland, on Monday, September 29, 2008 at 3:00 p.m. (local Irish time), including for the avoidance of doubt, any Proposed Resolution to adjourn all or any matters proposed for consideration at the meeting and at any adjournment thereof.

NOTES:

A.	A Member must insert his, her or its full name and registered address in type or block letters. In the case of joint accounts, the names of all holders must be stated.

B.	If you desire to appoint a proxy other than the Chairman of the Meeting, please insert his or her name and address and delete the words “the Chairman of the Meeting.”

C.	The proxy form must:

(i)	in the case of an individual Member be signed by the Member or his or her attorney; or

(ii)	in the case of a corporate Member be given either under its common seal or signed on its behalf by an attorney or by a duly authorized officer of the corporate Member.

D.	In the case of joint holders, the vote of the senior holder who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose, seniority shall be determined by the order in which the names stand in the register of members in respect of the joint holding.

E.	To be valid, this proxy form and any power of attorney under which it is signed must reach the Secretary of the Company at the registered office (The IONA Building, Shelbourne Road, Ballsbridge, Dublin 4, Ireland), or the Company’s Registrar at Computershare Investor Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland, not less than 48 hours before the commencement of the Meeting.

F.	A proxy need not be a shareholder of the Company but must attend the Meeting in person to represent you.

G.	The return of a proxy form will not preclude any Member from attending the Meeting or from speaking and voting in person should he/she/it wish to do so.

Please indicate with an “x” in the space below how you wish your votes to be cast in respect of each of the resolutions detailed in the notice convening the meeting. A vote “withheld” is not a vote in law and will not be counted in the calculation of the proportion of the votes “for” and “against” the Proposed Resolution.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (OR WITHHELD) AS SAID PROXY OR PROXIES DEEM APPROPRIATE IN RESPECT OF PROPOSED RESOLUTIONS 1 TO 5 BELOW AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING.

A-1

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSED RESOLUTIONS:

	PROPOSED RESOLUTIONS	FOR	AGAINST	WITHHOLD
1.	Receive and Consider Financial Statements

2.(a)	Re-election of Mr. Kevin Melia

2.(b)	Re-election of Dr. Seán Baker

2.(c)	Re-election of Mr. James Maikranz

3.	Authority to fix Ernst & Young’s (Dublin) and Ernst & Young LLP’s (Boston) remuneration

4.	Authority to Purchase Own Shares and Set Re- Issue Price Range for Treasury Shares

Date:

Signature or other execution by the Member (See Note C above):

Print Name and Address of Member:

A-2